1493162.6 PALOMA RIDGE LEASE AGREEMENT between ASCENTRIS-116B, LLC, as Landlord, and EHEALTH, INC., as Tenant

TABLE OF CONTENTS Page i 1493162.6 1. BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS. ..................................................................................................................1 1.1 Basic Lease Definitions ..........................................................................................1 1.2 Exhibits and Riders.................................................................................................5 1.3 Additional Definitions ............................................................................................5 2. GRANT OF LEASE...........................................................................................................8 2.1 Demise ....................................................................................................................8 2.2 Delivery ..................................................................................................................9 2.3 Quiet Enjoyment.....................................................................................................9 2.4 Landlord and Tenant Covenants.............................................................................9 2.5 Landlord’s Reserved Rights ...................................................................................9 2.6 Rentable Area Adjustments ....................................................................................9 3. RENT..................................................................................................................................9 3.1 Base Rent................................................................................................................9 3.2 Additional Rent ....................................................................................................10 3.3 Other Taxes...........................................................................................................13 3.4 Terms of Payment.................................................................................................13 3.5 Interest on Late Payments, Late Charge...............................................................13 3.6 Right to Accept Payments ....................................................................................13 4. USE AND OCCUPANCY. ..............................................................................................14 4.1 Use........................................................................................................................14 4.2 Compliance...........................................................................................................14 4.3 Occupancy ............................................................................................................14 4.4 Hazardous Material...............................................................................................14 5. SERVICES AND UTILITIES..........................................................................................17 5.1 Landlord’s Standard Services...............................................................................17 5.2 Additional Services. .............................................................................................18 5.3 Interruption of Services ........................................................................................20 5.4 Security.................................................................................................................20 6. REPAIRS..........................................................................................................................20 6.1 Repairs Within the Premises.................................................................................20

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	6.2	Failure to Maintain Premises	21
	6.3	Notice of Damage	21
7.	ALTERATIONS		21
	7.1	Alterations by Tenant	21
	7.2	Alterations by Landlord	23
8.	LIENS		23
9.	INSURANCE.		23
	9.1	Landlord's Insurance	23
	9.2	Tenant's Insurance	24
	9.3	Waiver of Subrogation	27
10.	DAMAGE OR DESTRUCTION.		27
	10.1	Termination Options	27
	10.2	Repair Obligations	27
	10.3	Rent Abatement	28
11.	WAIVERS AND INDEMNITIES.		28
	11.1	Tenant's Waivers	28
	11.2	Landlord's Indemnity	28
	11.3	Tenant's Indemnity	28
12.	CONDEMNATION.		29
	12.1	Full Taking	29
	12.2	Partial Taking.	29
	12.3	Awards	29
13.	ASSIGNMENT AND SUBLETTING.		30
	13.1	Limitation	30
	13.2	Notice of Proposed Transfer; Landlord's Options	30
	13.3	Consent Not to be Unreasonably Withheld	31
	13.4	Form of Transfer	31
	13.5	Payments to Landlord	31
	13.6	Change of Ownership	32
	13.7	Effect of Transfers	32
	13.8	Applicability to Subsequent Transfers	32

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TABLE OF CONTENTS (continued) Page iii 1493162.6 13.9 Letter of Credit; Replacement Security Deposit; FPT Security Deposit..............32 14. PERSONAL PROPERTY. ...............................................................................................32 14.1 Installation and Removal ......................................................................................32 14.2 Responsibility .......................................................................................................33 14.3 Landlord’s Lien ....................................................................................................33 15. END OF TERM................................................................................................................33 15.1 Surrender ..............................................................................................................33 15.2 Holding Over ........................................................................................................34 16. ESTOPPEL CERTIFICATES ..........................................................................................34 17. TRANSFERS OF LANDLORD’S INTEREST. ..............................................................35 17.1 Sale, Conveyance and Assignment.......................................................................35 17.2 Effect of Sale, Conveyance or Assignment ..........................................................35 17.3 Subordination and Nondisturbance ......................................................................35 17.4 Attornment............................................................................................................36 18. RULES AND REGULATIONS.......................................................................................36 19. PARKING ........................................................................................................................36 20. DEFAULT AND REMEDIES. ........................................................................................36 20.1 Tenant’s Default ...................................................................................................36 20.2 Landlord’s Remedies............................................................................................38 20.3 Landlord’s Default and Tenant’s Remedies. ........................................................40 20.4 Non-waiver of Default..........................................................................................41 21. SIGNAGE.........................................................................................................................41 21.1 General..................................................................................................................41 21.2 Standard Identification Signage ...........................................................................41 22. SECURITY DEPOSIT. ....................................................................................................42 22.1 Amount .................................................................................................................42 22.2 Use and Restoration..............................................................................................42 22.3 Transfers ...............................................................................................................42 22.4 Refund ..................................................................................................................42 23. BROKERS........................................................................................................................43 24. LIMITATIONS ON LANDLORD’S LIABILITY ..........................................................43

TABLE OF CONTENTS (continued) Page iv 1493162.6 25. NOTICES .........................................................................................................................43 26. TELECOMMUNICATIONS. ..........................................................................................43 26.1 Certain Definitions ...............................................................................................43 26.2 New Provider Installations ...................................................................................44 26.3 Installation and Use of Other Communications Technologies.............................44 26.4 No Obligation to Reserve Space...........................................................................45 26.5 Plans .....................................................................................................................45 26.6 Limitation of Responsibility.................................................................................45 26.7 Necessary Service Interruptions ...........................................................................45 26.8 Interference...........................................................................................................46 26.9 Removal of Telecom Equipment, Wiring and Other Facilities ............................46 26.10 No Third Party Beneficiary ..................................................................................46 27. MISCELLANEOUS.........................................................................................................46 27.1 Binding Effect ......................................................................................................46 27.2 Complete Agreement; Modification.....................................................................47 27.3 Delivery for Examination .....................................................................................47 27.4 No Air Rights .......................................................................................................47 27.5 Enforcement Expenses .........................................................................................47 27.6 Intentionally Deleted ............................................................................................47 27.7 Project Name ........................................................................................................47 27.8 Press Release; Recording; Confidentiality ...........................................................47 27.9 Environmental Performance Data ........................................................................48 27.10 Captions ................................................................................................................48 27.11 Invoices.................................................................................................................48 27.12 Severability...........................................................................................................48 27.13 Jury Trial ..............................................................................................................48 27.14 Only Landlord/Tenant Relationship .....................................................................48 27.15 Covenants Independent.........................................................................................48 27.16 Force Majeure.......................................................................................................49 27.17 Waiver of Consumer Rights .................................................................................49 27.18 Governing Law.....................................................................................................49

TABLE OF CONTENTS (continued) Page v 1493162.6 27.19 Financial Reports..................................................................................................49 27.20 Joint and Several Liability....................................................................................49 27.21 Signing Authority .................................................................................................49 27.22 Dates and Time.....................................................................................................50 27.23 Counterparts; Facsimile Execution.......................................................................50 28. UTILITY SYSTEM ENHANCEMENTS........................................................................50 29. LETTER OF CREDIT......................................................................................................51 29.1 Basic Terms ..........................................................................................................51 29.2 Issuance ................................................................................................................52 29.3 Use and Restoration..............................................................................................53 29.4 Transfers by Tenant ..............................................................................................53 29.5 Transfers and Assignments by Landlord ..............................................................53 29.6 Replacement .........................................................................................................54 29.7 Landlord’s Ability to Draw ..................................................................................54 29.8 Return ...................................................................................................................55 29.9 Replacement Security Deposit; FPT Security Deposit.........................................55 30. RENEWAL OPTION.......................................................................................................55 30.1 Exercise of Right ..................................................................................................55 30.2 Determination of Market Rental Rate ..................................................................56 30.3 Market Rental Rate Defined .................................................................................57 30.4 After Exercise .......................................................................................................57 30.5 Limitations on Tenant’s Rights ............................................................................57 31. RIGHT OF FIRST OFFER ..............................................................................................58 31.1 Terms of Right......................................................................................................58 31.2 Market Rental Rate Defined .................................................................................58 31.3 Limitations on Tenant’s Rights ............................................................................58 32. GENERATOR..................................................................................................................59 EXHIBIT A - PLAN DELINEATING THE PREMISES......................................................... A-1 EXHIBIT B – LEGAL DESCRIPTION OF THE PROJECT....................................................B-1 EXHIBIT C - TENANT IMPROVEMENTS AGREEMENT...................................................C-1 EXHIBIT D - OCCUPANCY ESTOPPEL CERTIFICATE .................................................... D-1

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EXHIBIT E - RULES AND REGULATIONS E-1
EXHIBIT F - TELECOMMUNICATIONS RULES F-1

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1493162.6 LEASE AGREEMENT PALOMA RIDGE AUSTIN, TEXAS THIS LEASE AGREEMENT (“Lease”) is entered into as of the Date, and by and between Landlord and Tenant, identified in Section 1.1 below (each, a “Party;” collectively, the “Parties”). 1. BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS. 1.1 Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated: (a) “Date” means that date set forth under the last Party to sign this Lease’s signature at the end of this Lease. (b) “Landlord” means Ascentris-116b, LLC, a Colorado limited liability company. (c) “Tenant” means eHealth, Inc., a Delaware corporation. (d) “Premises” means those premises known as Suite 200, located on the second floor of the Building and identified on Exhibit A, which contain approximately 26,878 square feet of Rentable Area, subject to adjustment pursuant to Section 2.6 below. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord’s exclusive use, any of the following (other than those installed for Tenant’s exclusive use) that may be located in the Premises: electrical room and vertical shafts, flues and ducts. (e) “Building” means the office building known as Building A, Austin, Texas, in which the Premises are located. (f) “Project” means the multiple building project, of which the Building is a part, legally described on Exhibit B and commonly known as Paloma Ridge at 13620 Ranch Road 620, Austin, Texas, and related parking areas, walkways, landscaping areas and other common areas, less any portions that may be owned separately from the Building by a party other than Landlord, which may change from time to time. The other buildings in the Project may change from time to time. (g) “Use” means general office use only. (h) “Term” means the duration of this Lease, including the Initial Term, any Renewal Term (if Tenant exercises its option under Section 30), and any extension to which Landlord and Tenant may agree in writing, but subject to sooner termination in accordance with the express terms of this Lease. “Initial Term” means the approximately 90 month period, beginning on the “Commencement Date” (as defined in Exhibit C) and ending on the “Expiration Date” (as defined below), unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (i) if the Commencement Date is the first day of a month, the date which is 90 months from the date preceding the Commencement Date; or (ii) if the Commencement Date is not the first day of a month, the date which is 90 months from the last day of the month in which the Commencement Date occurs. The Term shall end and this Lease shall expire on the Expiration Date unless Tenant exercises its option under Section 30, Landlord and Tenant agree in writing to further extend the Term, or the Lease is sooner terminated in accordance with its express terms.

(i) "Base Rent" means the Rent payable according to Section 3.1, which will be in an amount per month or portion thereof during the Initial Term as follows:

Months	Amount of Base Rent Charged Per Month	Rent Abatement	Amount of Base Rent Payable Per Month
1	$49,276.33	($49,276.33)	$0.00*
2** – 12	$49,276.33	($21,776.33)	$27,500.00
13 – 18	$50,754.62	($12,987.96)	$37,766.67
19 – 24	$50,754.62		$50,754.62
25 – 36	$52,277.26		$52,277.26
37 – 48	$53,845.58		$53,845.58
49 – 60	$55,460.95		$55,460.95
61 – 72	$57,124.78		$57,124.78
73 – 84	$58,838.52		$58,838.52
85 – 90	$60,603.67		$60,603.67

* Base Rent for Month 1, which will be the period beginning on the Commencement Date and ending on the date that is one calendar month after the Commencement Date (which is approximately 30 days) as calculated pursuant to Section 27.22 of this Lease, will be abated. By way of example, if the Commencement Date occurs on June 10, 2018, then the Rent Abatement Period shall expire on July 9, 2018. However, if there is a monetary Default (as defined in Section 20.1) beyond any notice and cure period at any time during the Initial Term, in addition to all other remedies available to Landlord, a prorated portion of any Base Rent for Month 1 that was abated pursuant to this Section 1.1(i) ("Month 1 Rent Abatement") will automatically become immediately due and payable, which portion shall be determined by multiplying the total Month 1 Rent Abatement by a fraction, the numerator of which is the number of months remaining in the Initial Term at the time of such Default and the denominator of which is the total number of months during the Initial Term. For avoidance of doubt, any amounts listed or designated for Months 2 through 18 as "Rent Abatement" in this Section 1.1(i) ("Months 2 through 18 Rent Abatement") shall be non-refundable and non-adjustable notwithstanding any Default. At any time during Months 1 through 18 (the "Rent Abatement Period"), upon notice to Tenant, Landlord shall have the right to purchase any Month 1 Rent Abatement and Months 2 through 18 Rent Abatement (collectively, "Rent Abatement") relating to the remaining Rent Abatement Period by paying to Tenant an amount equal to the "Rent Abatement Purchase Price" (as defined below). As used herein, "Rent Abatement Purchase Price" shall mean the aggregate amount of the Rent Abatement remaining during the Rent Abatement Period, as of the

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1493162.6

3 1493162.6 date of payment of the Rent Abatement Purchase Price by Landlord, which amount shall be calculated as the portion of the Base Rent attributable to the remaining days in the Rent Abatement Period. Upon Landlord’s payment of the Rent Abatement Purchase Price to Tenant, Tenant shall be required to pay Rent in accordance with the provisions of Sections 1.1(i) and 3.1 and there shall be no further Rent Abatement. ** If the Commencement Date is not the first day of the month, then for purposes of this Section 1.1(i), “Month 2” of the Term will be the first full calendar month after the expiration of the Rent Abatement Period, together with the days in the prior calendar month after the expiration of the Rent Abatement Period (the “Partial Month”), and Rent for the Partial Month will be payable together with the Rent for Month 2 and at the same rate as set forth in this Section 1.1(i) for Month 2, prorated based on the number of days in the Partial Month. Except for the increase immediately following the Rent Abatement Period, all increases will occur on the first day of the applicable month. (j) “Actually Occupied.” Landlord and Tenant intend that, on the Commencement Date, Tenant will occupy a portion of the Premises that contains approximately 15,000 square feet of Rentable Area (the “Initial Premises”). Further, Landlord and Tenant intend that, (i) around the 13th month of the Term, Tenant will occupy the Initial Premises and an additional approximately 5,000 square feet of Rentable Area (“Expansion Area #1”); and (ii) around the 19th month of the Term, Tenant will occupy the Initial Premises, Expansion Area #1 and an additional approximately 6,878 square feet of Rentable Area (“Expansion Area #2”). For purposes of calculating “Building Share” and “Project Share” (as those terms are defined below), the term “Actually Occupied” will mean the square feet of Rentable Area included in (A) the Initial Premises; (B) Expansion Area #1, but only if any furniture or office accessories are located in any portion of Expansion Area #1; and (C) Expansion Area #2, but only if any furniture or office accessories are located in any portion of Expansion Area #2. (k) “Building Share” means, with respect to the calculation of Operating Expenses according to Section 1.3(i), (i) for Months 1 – 12 of the Term, the percentage obtained by dividing (A) the greater of the Rentable Area of the portion of Premises Actually Occupied by Tenant or 15,000 by (B) the Total Rentable Area of the Building and multiplying the resulting quotient by 100 and rounding to the second decimal place; (ii) for Months 13 – 18 of the Term, the percentage obtained by dividing (A) the greater of the Rentable Area of the portion of Premises Actually Occupied by Tenant or 20,000 by (B) the Total Rentable Area of the Building and multiplying the resulting quotient by 100 and rounding to the second decimal place; and (iii) from and after Month 19 for the remainder of the Term, the percentage obtained by dividing the Rentable Area of the Premises by the total Rentable Area of the Building and multiplying the resulting quotient by 100 and rounding to the second decimal place, which will be 25.52% initially, subject to adjustment pursuant to Section 2.6 below. (l) “Project Share” means, with respect to the calculation of Operating Expenses according to Section 1.3(i), (i) for Months 1 – 12 of the Term, the percentage obtained by dividing (A) the greater of the Rentable Area of the portion of Premises

4 1493162.6 Actually Occupied by Tenant or 15,000 by (B) the Total Rentable Area of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place; (ii) for Months 13 – 18 of the Term, the percentage obtained by dividing (A) the greater of the Rentable Area of the portion of Premises Actually Occupied by Tenant and 20,000 by (B) the Total Rentable Area of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place; and (iii) from and after Month 19 for the remainder of the Term, the percentage obtained by dividing the Rentable Area of the Premises by the total Rentable Area of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place, which will be 12.76% initially, subject to adjustment pursuant to Section 2.6 below. (m) “Security Deposit” means initially none; subject, however to Section 29 regarding the “Letter of Credit” and the possible “Replacement Security Deposit” and “FPT Security Deposit” (as such terms are defined in Section 29). For avoidance of doubt, any Replacement Security Deposit or FPT Security Deposit (if applicable) would constitute a “Security Deposit.” (n) “Landlord’s Manager’s Address” means: 13620 Ranch Road 620 Bldg. A, Suite #180 Austin, Texas 78717 Attention: Property Manager (o) “Landlord’s General Address” means: Ascentris-116b, LLC 1401 17th Street, 12th Floor Denver, Colorado 80202 Attention: Jake Rome and Gabe Finke (p) “Landlord’s Payment Address” means: Ascentris-116b, LLC P.O. Box 840753 Dallas, TX 75284-0753 Attention: Paloma Ridge Lockbox (q) “Tenant’s Notice Address” means, for notices given before the Commencement Date: ________________________________________ ________________________________________ ________________________________________ Attention: _______________________________ With a copy to:

6 1493162.6 (a) “Additional Rent” means the Rent payable according to Section 3.2 and Section 5.2(f). (b) “Affiliates” of a Party means that Party’s parent, subsidiary and affiliated corporations and its and their managers, members, directors, officers, shareholders and employees. (c) “Building Standard” means the scope and quality of leasehold improvements, Building systems or Building services, as the context may require, generally offered from time to time to all office tenants of the Building. (d) “Business Hours” means the hours from 7:00 a.m. to 7:00 p.m. on Monday through Friday, 8:00 a.m. to 1:00 p.m. on Saturday. (e) “Common Areas” means certain interior and exterior common and public areas located on the Project and in the Building as may be designated by Landlord for the nonexclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees. (f) “Costs” means the aggregate of any and all costs (other than those expressly excluded below) incurred or accrued during each calendar year according to generally accepted accounting principles for operating, managing, administering, equipping, securing and protecting (to the extent such services are provided by Landlord), insuring, heating, cooling, ventilating, lighting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to, any portion of the Project, the Building, and the Common Areas (any of which may be furnished by Landlord, an Affiliate of Landlord, or a third party, including an owners’ association or declarant under a Declaration); the total amounts paid by or due from Landlord in satisfaction of any charges or assessments made by any association or other party in connection with providing any services or benefits to the Premises, Building or the Project pursuant to any Declaration, but excluding the costs of any utilities which may be submetered for the Premises from time to time, which will be paid by Tenant pursuant to Section 5.2(f); Landlord’s insurance costs pursuant to Section 9.1 below; fair market management fees calculated according to the management agreement between Landlord and its managing agent; fees and expenses incurred in connection with Landlord’s registration of the Building and/or Project with the Environmental Protection Agency’s Energy Star® Portfolio Manager system and with Landlord’s collection, tracking and disclosure of energy consumption information with respect to the Building and/or Project, fees and expenses (including reasonable attorneys’ fees) incurred in contesting the validity of any Laws that would cause an increase in Costs; a proportion of costs attributable to “Utility System Enhancements” (as defined in Section 28), as outlined in Section 28; and costs (whether capital or not) that (i) are incurred in order to conform to changes subsequent to the Date in any Laws, or (ii) have been or are incurred with the intent to reduce Costs or the rate of increase in Costs (the costs described in clauses (i) and (ii) will be charged to Costs in annual installments over the useful life of the items for which such costs are incurred [in the case of items required by changes in Laws] or over the period Landlord reasonably estimates that it will take for the savings in

7 1493162.6 Costs achieved by such items to equal their cost [in the case of items intended to reduce Costs or their rate of increase], and in either case together with interest, at the average Prime Rate in effect during each calendar year that such costs are charged to Costs, on the unamortized balance). Notwithstanding anything to the contrary elsewhere herein, Costs will not include (1) mortgage principal or interest; (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Project; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Project (other than such tenants’ regular contributions to Costs); (6) any depreciation or capital expenditures (except as expressly provided above); (7) legal fees incurred for negotiating leases or collecting rents; (8) costs directly and solely related to the maintenance and operation of the entity that constitutes Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord’s financial condition; (9) any costs in remediating Hazardous Material; (10) any expense that could be capitalized under GAAP except as otherwise expressly provided herein to the extent amortized over the useful life of the capitalized item in question or a “Third Party Payback Period” (as defined below), as reasonably determined by Landlord in accordance with GAAP; (11) expense reserves; (12) insurance deductibles over the amount of $10,000 for Tenant’s share of such insurance deductibles; (13) any costs incurred to correct violations of law or code existing on or prior to the Commencement Date; (14) costs for services not provided to Tenant or that are paid directly by Tenant; (15) cost for which Landlord is reimbursed from any third party. “Third-Party Payback Period” means the period within which the anticipated savings from the use of such capital improvement, equipment or device, as reasonably determined by Landlord, will equal the cost of the subject capital improvement, equipment or device. For each calendar year during the Term, the amount by which those Costs that vary with occupancy (such as cleaning costs and utilities) would have increased had the Project been 100% occupied and operational and had all Project services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Costs for such calendar year. (g) “Declarations” means any declaration, reciprocal easement agreement or other similar instrument or agreement relating to access, use and/or maintenance of the Project and improvements thereon that now affect or in the future may affect the Project and is recorded in the real property records of Williamson County, Texas, as they may be recorded, amended and otherwise modified. This Lease and all of Tenant’s rights hereunder are and will be subject and subordinate to all Declarations. While such subordination will occur automatically, Tenant agrees to execute and deliver to Landlord or the applicable association or party contemplated by the applicable Declaration, within 10 days after request and without cost to Landlord, such instrument(s) as may be reasonably required to evidence such subordination. (h) “Laws” means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi- governmental authorities having jurisdiction. (i) “Operating Expenses” means the sum of (i) the Building Share multiplied by all Costs and Taxes incurred by Landlord in such calendar year in connection with the Building, plus (ii) the Project Share multiplied by all Costs and Taxes incurred by

8 1493162.6 Landlord in such calendar year in connection with the Project, which shall include a share of all Costs and Taxes incurred by Landlord in connection with the Common Areas of the Project, but which will exclude Costs and Taxes incurred by Landlord with respect to any other building in the Project, as equitably determined by Landlord. (j) “Prime Rate” means the rate of interest announced from time to time by the Wall Street Journal, or any successor to it, as its prime rate. If the Wall Street Journal or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate. (k) “Rent” means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease. (l) “Rentable Area” means the rentable area, measured in square feet, of any described space within the Building or Project, as applicable, as determined pursuant to a Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1- 2010. (m) “Taxes” means the amount incurred or accrued during each calendar year according to generally accepted accounting principles for: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Building, the personal property used in operating the Building or Project, all Texas franchise/margin tax based on the revenues generated from the Project pursuant to Chapter 171 of the Texas Tax Code and any successor statute, and the rents and additional charges payable by tenants of the Building or Project, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building or Project, the leasehold estate of Landlord or the tenants of the Building or Project, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Common Areas; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Notwithstanding the foregoing, if a reassessment of the Building or Project for ad valorem property tax purposes occurs, then Tenant will be obligated to pay the Building Share and/or the Project Share of any such additional Taxes resulting from any such reassessment with respect to the Building or Project. Notwithstanding anything to the contrary elsewhere herein, Taxes will not include any net income taxes of Landlord or any tax or assessment expense in excess of the amount that would be payable if such tax were paid in installments over the longest permitted term. 2. GRANT OF LEASE. 2.1 Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas, for the Term.

9 1493162.6 2.2 Delivery. On the Commencement Date, Landlord shall deliver the Premises to Tenant in substantial conformance with the Tenant Improvements Agreement attached hereto as Exhibit C. 2.3 Quiet Enjoyment. Landlord covenants that during the Term, Tenant will have quiet and peaceable possession of the Premises free from claims by, through and under Landlord, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease. 2.4 Landlord and Tenant Covenants. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease. 2.5 Landlord’s Reserved Rights. In addition to other rights in favor of Landlord set forth herein, Landlord, its agents and employees will have the right to enter the Premises from time to time at reasonable times and with reasonable prior notice to examine the same, show them to prospective purchasers and other persons, to supply janitorial services or any other services to be provided by Landlord to Tenant, to post notices of non-responsibility, to record any amendments to the Declarations and to create any related associations; without liability to Tenant for any loss or damage incurred as a result of such entry other than in instances of Landlord’s gross negligence or intentional misconduct, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or its use of the Premises. 2.6 Rentable Area Adjustments. From time to time during the Term, if there is an actual change to the physical size of the Project that Landlord owns from time to time, the Building or the Premises, then Landlord may cause its architect to measure and certify to Landlord and Tenant the revised Rentable Area of the Project, Building or Premises (as applicable) resulting from such change in physical size, such revisions to be made pursuant to standards set forth in Section 1.3(l). Upon the request of Landlord or Tenant, Landlord and Tenant will execute an amendment to this Lease to modify all amounts, percentages and figures appearing or referred to in this Lease (including, without limitation, Building Share and Project Share) as may be necessary to conform to such remeasurement. 3. RENT. 3.1 Base Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each month described in Section 1.1(i) will be payable in equal monthly installments for such month, in advance, on or before the first day of each and every month during the Term; provided, however, that the first payment due will be made upon execution of this Lease by Tenant, and payment for any Partial Month shall be made as set forth in Section 1.1(i). However, if the Term ends on other than the last day of a month, Base Rent for such month will be appropriately adjusted on a prorated basis.

10 1493162.6 3.2 Additional Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below, Operating Expenses. (a) Estimated Payments. Prior to the Commencement Date and before or as soon as practicable after the beginning of each calendar year thereafter, Landlord will notify Tenant of Landlord’s estimate of the Operating Expenses for the ensuing calendar year. On or before the first day of each month during the Term, Tenant will pay to Landlord, in advance, 1/12th of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant will continue to pay on the basis of the prior calendar year’s estimate until the month after the month in which such notice is given. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Operating Expenses for such month will be appropriately adjusted on a prorated basis. In the month Tenant first pays based on Landlord’s new estimate, Tenant will pay to Landlord 1/12th of the difference between the new estimate and the prior year’s estimate for each month which has elapsed since the beginning of the current calendar year (if any). If at any time or times it appears to Landlord that Operating Expenses for the then-current calendar year will vary from Landlord’s estimate, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate. (b) Annual Settlement. As soon as practicable after the close of each calendar year (including but not limited to any calendar year in which the Term expires or is terminated), Landlord will deliver to Tenant its statement of Operating Expenses for such calendar year (a “Statement”). If on the basis of such Statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such calendar year, Landlord will either refund such excess amount to Tenant within 30 days after the delivery of such Statement or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. If on the basis of such Statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such calendar year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such Statement. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, Operating Expenses applicable to the calendar year in which such commencement or termination occurs will be prorated on the basis of the number of days within such calendar year that are within the Term. (c) Interim Final Payment. Tenant’s obligation to pay the Additional Rent provided for in this Section 3.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord’s estimate of the amount by which Operating Expenses through the date of such expiration or early termination will exceed or be less than Tenant’s estimated payments of Additional Rent for the calendar year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess as indicated on such invoice to Landlord

11 1493162.6 within 30 days after the date of Landlord’s invoice. Landlord will either refund the amount of any such underpayment as indicated on such invoice to Tenant within 30 days after the delivery of such Statement or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. In the event that Tenant is entitled to a refund pursuant to this Section 3.2, Landlord’s obligation to refund any such amounts will survive termination or expiration of the Term. For avoidance of doubt, Landlord will still issue a Statement for such calendar year in accordance with Section 3.2(b), and such Statement shall still be subject to audit and settlement in accordance with Section 3.2(c). (d) Tenant’s Audit of Operating Expenses. (i) Right to Audit. Within 90 days after receipt of a Statement (even if such Statement is received after the expiration or earlier termination of the Term), upon 10 days’ notice, Tenant will have the right to inspect and audit Landlord’s books, records and documents with respect to the Operating Expenses, to the extent reflected on such Statement (an “Audit”). If Tenant does not give Landlord notice of its election to conduct an Audit within such 90-day period, Tenant will be deemed to have waived its right to conduct an Audit with respect to such Statement, and the terms and amounts set forth in the Statement will be conclusive and final. A permitted assignee of Tenant’s interest in this Lease may conduct an Audit, but only with respect to the period after such assignee became the Tenant hereunder. No subtenant of the Premises will be permitted to conduct an Audit. (ii) Conduct of Audit. Tenant may only use a private accounting firm retained on an hourly or fixed-fee basis or Tenant’s internal accounting staff to conduct an Audit; in no event may Tenant use an outside firm paid on a contingency fee or other result dependent basis. Within five business days after completion of an Audit, Tenant will notify Landlord of the results of such Audit (the “Audit Completion Notice”), including the discrepancy, if any, between the Operating Expenses for the period covered by the applicable Statement (the “Preliminary Audited Amount”) and the sum actually paid by Tenant for the Operating Expenses for the period covered by the applicable Statement, taking into account any adjustments made pursuant to Section 3.2(b) (the “Paid Amount”). (iii) Resolution. If an Audit determines that the Preliminary Audited Amount is different than the Paid Amount, Landlord and Tenant will endeavor to agree upon a resolution of such discrepancy. If they cannot agree within 20 days from the date on which Landlord receives the Audit Completion Notice, Tenant and Landlord will each submit their own determination of the appropriate resolution of such discrepancy to an independent certified public accounting

12 1493162.6 firm selected by mutual agreement of Landlord and Tenant, which firm will have had no present or past business relationship with either Landlord or Tenant (the “Resolution Firm”). The Resolution Firm will then promptly and conclusively determine whether Landlord’s or Tenant’s proposed resolution more accurately reflects the discrepancy (but the Resolution Firm will not make any modifications to either proposed resolution). Both parties will be bound by the amount chosen by the Resolution Firm. The amount chosen by the Resolution Firm (or that amount agreed upon by Landlord and Tenant without the services of the Resolution Firm) is the “Final Audited Amount.” (iv) Payment of Discrepancy. If the Paid Amount was greater than the Final Audited Amount, then Tenant will be entitled to offset the excess against the next due installment or installments of the Operating Expenses. If the Term has expired at the time such offset is due Tenant, Landlord will pay the refund amount to Tenant by check within 30 days after the amount due Tenant has been determined. If the Paid Amount is less than the Final Audited Amount, Tenant will pay such difference to Landlord within 30 days after the amount due Landlord has been determined. (v) Costs of Audit. Unless the aforementioned resolution confirms that the Paid Amount was greater than 104% of the Final Audited Amount, Tenant will be responsible for all of Tenant’s costs incurred in connection with such Audit and resolution, and Tenant will pay Landlord, as Additional Rent, Landlord’s actual and reasonable costs associated with such Audit and resolution, including, without limitation, the reasonable and actual costs of (A) photocopying documents; (B) retrieval of books, records and documents from storage; (C) time spent by employees of Landlord or Property Manager in supervising, coordinating and cooperating with such Audit, and (D) the cost of the Resolution Firm, if any, excluding travel and lodging expenses. If such resolution reveals that the Paid Amount was greater than 104% of the Final Audited Amount, Landlord will be responsible for all of Landlord’s costs incurred in connection with such Audit and resolution, and Landlord will reimburse Tenant for Tenant’s actual and reasonable costs associated with such Audit and resolution, including, without limitation, the reasonable and actual costs, if any, of (I) photocopying documents; (II) retrieval of documents from storage; (III) time spent by employees of Tenant in supervising and coordinating such Audit; (IV) reasonable costs charged by the auditing accounting firm retained by Tenant, excluding travel and lodging expenses; and (V) the cost of the Resolution Firm, if any, excluding travel and lodging expenses.

13 1493162.6 3.3 Other Taxes. To the extent permitted by applicable law, Tenant will reimburse Landlord upon demand for any and all taxes paid by Landlord (other than net income taxes and taxes included in the definition of Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rent after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. 3.4 Terms of Payment. All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord’s Payment Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or set-off, except as otherwise expressly provided in this Lease. 3.5 Interest on Late Payments, Late Charge. Tenant hereby acknowledges that the late payment by Tenant to Landlord of any amount payable under this Lease may cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. All amounts payable under this Lease by Tenant to Landlord, if not paid within three business days of when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate. Landlord, at Landlord’s option, in addition to past due interest, may charge Tenant a late charge for all payments more than five days past due, equal to the lesser of 5% of the amount of said late payment or the maximum amount permitted by law. Notwithstanding the foregoing or anything to the contrary elsewhere herein, before assessing a late charge or interest, Landlord shall provide Tenant written notice of the delinquency. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such interest or late charge by Landlord will in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. 3.6 Right to Accept Payments. No receipt by Landlord of an amount less than Tenant’s full amount due will be deemed to be other than payment “on account”, nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord: (a) after the expiration or other termination of the Term, or after termination of Tenant’s right to possession of the Premises, will reinstate, continue or extend the Term; or (b) will invalidate or make ineffective any notice (other than a demand for payment of money) given prior to such payment by Landlord to Tenant. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

14 1493162.6 4. USE AND OCCUPANCY. 4.1 Use. Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(g), or for such other purpose as Landlord expressly authorizes in writing. 4.2 Compliance. Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all Laws applicable to Tenant’s use, occupancy or alteration of the Premises or the condition of the Premises resulting from such use, occupancy or alteration, at Tenant’s sole cost and expense. 4.3 Occupancy. Tenant will not do or permit anything which obstructs or interferes with other tenants’ rights or with Landlord’s providing Building or Project services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into the Project by Tenant or on Tenant’s request causes a dangerous, noxious, toxic or offensive effect (including an environmental effect) and in Landlord’s reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant shall use commercially reasonable efforts to ensure energy efficient operation of the Premises, and for the proper protection and functioning of the Building systems by minimizing unnecessary use of electricity, water, heating and air conditioning. Tenant shall reasonably cooperate with Landlord in any utility conservation effort to meet its Project-wide sustainability targets. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase Landlord’s cost of insurance or require additional insurance coverage. If by reason of Tenant’s failure to comply with the provisions of this Section 4.3, (a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease; or (b) Landlord’s insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums. 4.4 Hazardous Material. (a) The term “Hazardous Material” as used in this Lease means any product, substance, chemical, material, or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be owned or about the Premises is either: (i) potentially injurious to the public health, safety, or welfare, the environment, or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under applicable statute or common law theory. Hazardous Material will include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or fractions thereof, asbestos, chlorofluorocarbons, polychlorinated biphenyls (PCBs) and formaldehyde. Tenant will not bring, place, hold, treat, or dispose of any Hazardous Material on, under, or about the Premises, the Building, or the Project. Notwithstanding

15 1493162.6 the foregoing, normal quantities of Hazardous Material customarily used in the conduct of Tenant’s activities are allowed at the Premises so long as Tenant complies with all commercially reasonable rules and policies set by Landlord, the manufacturer’s instructions therefor and all Applicable Environmental Laws (as defined below). Tenant will not cause or directly allow any Hazardous Material to be incorporated into any improvements or alterations which it makes or causes to be made to the Premises, except for normal quantities of Hazardous Material customarily used in construction so long as Tenant complies with all commercially reasonable rules and policies set by Landlord, the manufacturer’s instructions therefor and all Applicable Environmental Laws (as defined below). Tenant’s liability under this Section 4.4 as stated herein will extend to any and all Hazardous Material whether or not such substance was defined, recognized, or known or suspected of being hazardous, toxic, dangerous, or wasteful, at the time of any act or omission giving rise to Tenant’s liability. (b) Tenant will promptly comply with all Applicable Environmental Laws related to Hazardous Material. Accordingly, if Tenant knows, or has reasonable cause to believe, that Hazardous Material, or a condition involving or resulting from same, has come to be located in, on, under, or about the Premises, other than as previously consented to by Landlord, Tenant will immediately give written notice of such fact to Landlord. Tenant will also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Material, or contamination in, on, under, or about the Premises. Should Tenant fail to so notify Landlord, Landlord will have all rights and remedies provided for such a failure by such Applicable Environmental Laws in addition to all other rights and remedies which Landlord may have under this Lease or otherwise. Additionally, Tenant will immediately notify Landlord in writing of (i) any enforcement, clean-up, removal, or other governmental action instituted, completed, or threatened with regard to Hazardous Material involving the Premises, the Building, or the Project, (ii) any claim made or threatened by any person against Tenant, Landlord, the Premises, the Building, or the Project related to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material, (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Material at or removed from the Premises, the Building, or the Project, including any complaints, notices, warnings, or assertions of any violation in connection therewith, (iv) any spill, release, discharge, or disposal of Hazardous Material that occurs with respect to the Premises or Tenant’s operations, including, without limitation, those that would constitute a violation of any other Applicable Environmental Law; and (v) Tenant’s discovery of any occurrence or condition on, under, or about the Premises, the Building, or the Project or any real property adjoining or in the vicinity of the Building or Project or any part thereof causing or possibly causing the Building or Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use under any Applicable Environmental Law, including, without limitation, Tenant’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Building or Project that could cause the Building or Project or any part thereof to be otherwise subject to any restrictions on the

16 1493162.6 ownership, occupancy, transferability, or use of the Building or Project, or any part thereof under any Applicable Environmental Law. (c) Tenant will immediately abate any Hazardous Material brought, placed, or leaked onto, or under, the Premises during the Term by Tenant or any of Tenant’s employees, agents, representatives, licensees, guests, contractors or invitees. Additionally, to the extent Tenant brings, places, holds, treats, disposes of, or utilizes any chlorofluorocarbons on or about the Premises, Tenant will remove all such chlorofluorocarbons prior to, or upon, termination of this Lease, regardless of whether such chlorofluorocarbons are then defined, recognized, known or supposed to be Hazardous Material. Except as stated above, Tenant, however, will not take any remedial action related to Hazardous Material located in or about the Premises, the Building, or the Project and will not enter into a settlement, consent decree, or compromise in response to any claim related to Hazardous Material, without first notifying Landlord in writing of Tenant’s proposed action and affording Landlord a reasonable opportunity to appear, intervene, or otherwise participate in any discussion or proceeding for the purposes of protecting Landlord’s interest in the Premises, the Building, and the Project. (d) In addition to any other indemnity contained in this Lease, Tenant hereby will protect, defend, indemnify, and hold Landlord, Landlord’s Affiliates, and Landlord’s property manager (“Property Manager”) and ground lessor, if any, and the Premises, harmless, except to the extent resulting from Landlord’s gross negligence or willful misconduct or within the scope of Landlord’s responsibility under Section 4.4(g), from and against any and all losses, liabilities, injuries, costs, expenses, claims of any and every kind whatsoever (including, without limitation, court costs, attorneys’ fees, damages to any person, the Premises, the Building, the Project, or any other property or loss of rents) which at any time or from time to time may be paid, incurred, or suffered by or asserted against Landlord with respect to, or as a direct or indirect result of: (i) breach by Tenant of any of the covenants set forth in this Section, and/or (ii) to the extent caused or expressly allowed by Tenant, or any agent, employee, contractor, invitee, or licensee of Tenant, the presence on, under, or the escape, seepage, leakage, spillage, discharge, emission, release from, onto, or into the Premises, the Building, the Project, any land, the atmosphere, or any watercourse, body of water, or ground water, of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.), any so- called “Superfund” or “Superlien” law, the Resource Conservation and Recovery Act of 1980 (42 U.S.C. §§ 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), any and all amendments and recodifications of the foregoing statutes, or any other federal, state, local, or other statute, law, ordinance, code, rule, regulation, permit, order, or decree regulating, relating to or imposing liability or standards of conduct concerning Hazardous Material; all of the foregoing will collectively be referred to as “Applicable Environmental Laws”). The undertaking and indemnification set forth in this Section 4.4 will survive the expiration or early termination of this Lease and will continue to be the personal liability and obligation of Tenant.

17 1493162.6 (e) Notwithstanding the foregoing prohibition against the location of Hazardous Material on or about the Premises, the Building, or the Project, if Tenant or its agents, employees, or contractors cause any Hazardous Material to be located on or about the Premises, the Building, or the Project, then Tenant will obtain insurance or other means of financial capability satisfactory to Landlord (in its sole discretion) to assure compliance with the indemnity and other obligations of Tenant related to Hazardous Material set forth in this Lease or otherwise now or in the future required by law; such insurance or other means of financial capability will be on such forms, in such amounts and with such persons as from time to time required by Landlord, and otherwise be satisfactory to Landlord (in its sole discretion). (f) Landlord and Landlord’s lender(s) will have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and with reasonable advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and with all Applicable Environmental Laws, and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant’s activities including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Material from the Premises. The costs and expenses of such inspection will be paid by the party requesting same, unless a Default of this Lease by Tenant, violation of Applicable Environmental Law by Tenant or contamination caused or contributed to by Tenant is found to exist or be imminent, or unless the inspection is required or ordered by governmental authority as the result of any such existing or imminent violation or contamination by Tenant. In any such case, Tenant will upon request reimburse Landlord or Landlord’s lender(s), as the case may be, for the costs and expenses of such inspections. (g) Except to the extent of Tenant’s waivers in Section 11.1, Landlord agrees to protect, defend, indemnify, and hold Tenant harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, with respect to any Hazardous Materials existing prior to the Commencement Date or caused by or through Landlord. The undertaking and indemnification set forth in this Section 4.4 will survive the expiration or termination of this Lease and will continue to be the personal liability and obligation of Landlord. 5. SERVICES AND UTILITIES. 5.1 Landlord’s Standard Services. During the Term, Landlord will operate and maintain the Building and the Project in compliance with all applicable Laws and according to those standards from time to time prevailing for comparable office buildings in the northwest Austin, Texas market area. Landlord will provide the following services according to such standards, the costs of which will be included in Costs to the extent provided in Section 1.3(f): (a) repair, maintenance and replacement of the Common Areas, all structural elements of the Building and all general mechanical, plumbing and electrical systems installed in the Project serving the Building, but excluding those portions of any

18 1493162.6 mechanical, plumbing or electrical systems that exceed Building Standard and exclusively serve the Premises; (b) heating, ventilating and air conditioning for the Premises and interior Common Areas during Business Hours, at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business office operations with “Customary Office Equipment” (as used in this Lease, “Customary Office Equipment” includes calculators, dictation recorders, desk top personal computers and printers and similar devices and equipment; but will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises or that require a voltage other than 120 volts, single phase, such as, for instance, data processing or heavy-duty computer or reproduction equipment); (c) electricity for lighting and operating Customary Office Equipment in the Premises during Business Hours in an amount not to exceed 6 watts per square foot of the Premises per Business Hour; (d) water for small kitchens, washrooms and drinking fountains; (e) janitorial services to the Premises and Common Areas five days per week (other than holidays); (f) passenger elevators for access to and from the floor(s) on which the Premises are located; (g) toilet facilities, including necessary washroom supplies sufficient for Tenant’s normal use; (h) electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures; and (i) replacement of tubes and ballasts in those Building Standard lighting fixtures installed in the Premises. 5.2 Additional Services. (a) If Tenant requires heating, ventilating or air conditioning for the Premises during hours other than Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant, provided the request is made in the manner reasonably designated by Landlord for such requests from time to time and at least by noon of the business day prior to the time the additional service is required. Tenant will pay for such additional services at the standard hourly rate reasonably determined by Landlord from time to time, such rate not to increase in any calendar year more than 3% over the rate for the previous calendar year. The initial standard hour rate is $35.00. If the electrical usage attributable to additional services are submetered, Tenant shall pay the actual cost of such additional service in lieu of an hourly rate.

19 1493162.6 (b) If Tenant requires electric current, water or any other energy at times or in amounts in excess of those provided by Landlord according to Section 5.1, such excess electric, water or other energy requirements will be supplied only with Landlord’s consent, which consent will not be unreasonably withheld. If Landlord grants such consent, Tenant will pay all costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the excess requirements and the entire cost of such additional electricity, water or other energy so required, which costs will be determined by Landlord and charged to Tenant (i) by metering at applicable rates, where meters exist or are installed at Landlord’s direction, including all service and meter installation and/or reading charges; and/or (ii) by use and engineering surveys identifying all costs relating to consumption of such additional electricity, water or other energy (including, without limitation, survey costs, labor, utility rates and Landlord’s administrative fees to the extent allowed by applicable Laws). For purposes of this Section 5.2(b), from time to time during the Term at reasonable times and with reasonable advance notice, Landlord may enter the Premises to install, maintain, replace or read meters for such excess requirements and/or to evaluate Tenant’s consumption of and demand for them. (c) If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the mechanical system of the Building would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and Tenant will pay Landlord all costs of installing, operating and maintaining such supplementary units. (d) If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to Section 5.1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant’s request made to Property Manager, provided that such excess services are available from Landlord’s regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services. Landlord will also provide, within a reasonable period after Tenant’s request made to Property Manager, at Tenant’s cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building Standard lighting fixtures in the Premises. (e) Tenant will pay as Rent, within 30 days after the date of Landlord’s invoice, all costs which may become payable by Tenant to Landlord under this Section 5.2. (f) Notwithstanding anything to the contrary set forth in this Section 5.2, Landlord and Tenant acknowledge that the Premises may, at Landlord’s election, be separately submetered by Landlord, as opposed to the utility company, for any utility serving the Premises. Landlord will install such separate submeter, which cost thereof will be split equally between Landlord and Tenant (with Tenant’s portion included in the Allowance), and Landlord will pay the applicable utility company for such electricity or

20 1493162.6 other utility. During the Term, Tenant will reimburse Landlord, as Additional Rent and at the same rate as charged by the utility company, for all costs incurred by Landlord for such electricity or other utility used in the Premises, as reflected by such submeter. 5.3 Interruption of Services. If any of the services provided for in this Section 5 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant’s personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord’s reasonable control, any of the services required to be provided by Landlord under this Section 5 should become unavailable and should remain unavailable for a period in excess of 60 hours after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises untenantable, then commencing upon the expiration of such 60-hour period, Tenant’s Rent will equitably abate in proportion to the portion of the Premises so rendered untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord’s control, any such irregularity or stoppage that is required in order to comply with any Laws or that is required or recommended by governmental agencies for health or safety reasons will be deemed caused by a reason beyond Landlord’s control. Tenant acknowledges that, except as specifically provided herein, in the event Landlord fails to make a repair or perform maintenance, Tenant’s sole remedy for such breach by Landlord will be an action for damages, and that Tenant will not be entitled to terminate this Lease, withhold Rent, or make any repair and deduct the cost of repair from Rent payable under this Lease. 5.4 Security. Only Landlord will determine the type and amount of any security services to be provided to the Project. Tenant may utilize any existing card readers installed at the entrance of the Premises; provided, however, that Tenant, at Tenant’s sole cost and expense, may elect to install its own security system software for managing such card readers and controlling access and shall maintain and repair the software, hardware and firmware with respect to the card readers. In no event will Tenant have access to the software, hardware and firmware for Landlord’s security services. In no event will Landlord be liable to Tenant, and Tenant hereby waives any claim against Landlord, for (a) any entry of third parties into the Premises, the Building and/or the Project; (b) any damage or injury to persons or property; or (c) any loss of property in or about the Premises, the Building and/or the Project, if the subject event described in the foregoing clause (a), (b) or (c) occurs as a result of any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction or insufficiency of the security services provided by Landlord. 6. REPAIRS. 6.1 Repairs Within the Premises. Subject to the terms of Sections 4, 5.1(a), 5.1(i), 10 and 12, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant’s own expense, at all times during the Term: (a) maintain in good order and repair and in a condition that complies

21 1493162.6 with all applicable Laws: (i) the Premises, (ii) all fixtures and equipment in the Premises, and (iii) those portions of any mechanical, plumbing or electrical systems that exceed Building Standard, as reasonably determined by Landlord (at the time of installation, if Landlord’s approval is required), and exclusively serve the Premises; and (b) promptly and adequately repair any damage to the Premises and repair or replace any fixtures, equipment or portions of mechanical, plumbing or electrical systems that Tenant is responsible to maintain under this Section 6.1(a) above that are damaged or broken, all under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord’s reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building Standard materials and will comply with all insurance requirements and all applicable Laws. Tenant will not place any object or series of objects on the floors of the Premises in such a manner as to exceed the load capacity of the floors on a per square foot basis as determined by any architect, engineer, or other consultant of Landlord, or as otherwise limited by any applicable Laws. Notwithstanding the foregoing or anything to the contrary elsewhere herein, Landlord shall be responsible for maintaining the base building systems serving the Building, and Tenant shall be responsible for any mechanical, plumbing, electrical or HVAC systems that are installed by Tenant or Tenant is responsible to maintain under Section 6.1(a). Notwithstanding the foregoing, if Tenant elects to install a “Generator” (as defined in Section 32 below) (or Landlord installs a Generator on behalf of Tenant), Tenant shall be responsible for repair, maintenance and permitting of such Generator. 6.2 Failure to Maintain Premises. If Tenant fails to perform any of its obligations under Section 6.1, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 30 days after the date of Landlord’s invoice. For purposes of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 24 hours’ prior telephonic notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry other than in instances of Landlord’s gross negligence or willful misconduct, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant’s business or its use of the Premises. 6.3 Notice of Damage. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts or appurtenances of the sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises. 7. ALTERATIONS. 7.1 Alterations by Tenant. Tenant may, from time to time, at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business (each a “Tenant Alteration”), provided that any such Tenant Alteration will (a) comply with all applicable Laws; (b) be made only with the prior written consent of Landlord, which consent will

22 1493162.6 not be unreasonably conditioned, delayed or withheld; (c) equal or exceed Building Standard; (d) meet all applicable energy efficiency building code requirements, and shall be performed in accordance with Landlord’s sustainability practices; and (e) be carried out only by persons selected by Tenant and approved in writing by Landlord, who will if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds. Tenant is encouraged to purchase products with recycled content and low VOC emissions, to install energy and water-efficient systems, and to recycle construction waste. All appliances and electronics shall be ENERGY STAR rated, to the extent reasonably possible. Landlord may withhold its approval if the proposed alteration will result in higher utility usage and there is no consideration for energy efficiency through the use of efficient products or controls. Landlord will have the right to post notices of non-responsibility or similar notices on the Premises, and to record such notices in order to protect the Premises, Building and Project against any liens resulting from such Work. Tenant will maintain, and will contractually cause the persons performing any such work relating to a Tenant Alteration to maintain (and Tenant’s contract with such persons will so provide that such person is obligated to maintain), worker’s compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out and for such additional time as may be further required for completed operations coverage. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. In addition to the foregoing, Tenant will cause the persons performing such work relating to such Tenant Alterations to execute agreements relating to rules and regulations, whereby such persons will agree to maintain insurance as set forth in such rules and regulations and to provide proof of such insurance upon request of Landlord. Landlord has the right to deny entry to the Premises to any persons performing work in the Premises relating to such Tenant Alterations until such persons have executed and delivered to Landlord such agreements relating to rules and regulations. Tenant will indemnify, defend and hold harmless Landlord, its managers, members, partners, officers, directors, subsidiaries, affiliates, employees and agents and Property Manager from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of Tenant’s failure to cause any persons performing work in the Premises relating to such Tenant Alterations to obtain the insurance required by this Lease and/or such rules and regulations. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Project attributable to such Tenant Alteration and the cost of any modifications to the Project outside the Premises that are required to be made in order to make the Tenant Alteration to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built plans of any such Tenant Alteration upon its completion. All Tenant Alterations, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord’s property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves in writing the removal by Tenant of any such Tenant Alterations upon termination of this Lease or the termination of Tenant’s right to possession of the Premises, Tenant will remove the same upon termination of this Lease, or termination of Tenant’s right to possession of the Premises, as provided in Section 15.1. All other Tenant

23 1493162.6 Alterations will remain Landlord’s property upon termination of this Lease, or termination of Tenant’s right to possession of the Premises, and will be relinquished to Landlord in good condition, ordinary wear and tear excepted. Any and all Tenant Alterations that are “Telecom Equipment” (as defined below) will also be governed by the terms and conditions of Section 26, and if there is any conflict between the requirements of this Section 7.1 and those of Section 26 with respect to Telecom Equipment, Section 26 will govern. 7.2 Alterations by Landlord. Landlord may from time to time make repairs, changes, additions and improvements to the Project, the Building, Common Areas and those Project and Building systems necessary to provide the services described in Section 5, and for such purposes, Landlord may enter the Premises upon not less than 24 hours’ prior telephonic notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry other than in instances of Landlord’s gross negligence or willful misconduct, provided that in doing so Landlord will not disturb or interfere with Tenant’s use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair use of or access to the Premises. 8. LIENS. Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Project or Building. Tenant will keep title to the Project and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will protect, defend, indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys’ fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant’s sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien if Tenant’s contest is abandoned or is unsuccessful. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released. 9. INSURANCE. 9.1 Landlord’s Insurance. During the Term, Landlord will provide and keep in force the following insurance: (a) commercial general liability insurance relating to Landlord’s operation of the Project, including coverage for personal and bodily injury and death, and damage to others’ property; (b) property insurance on a special “all risk” causes of loss property form relating to the Project (but excluding Tenant’s fixtures, furnishings, equipment, personal property, inventory, stock in trade, documents, files and work products and all leasehold improvements in the Premises that were paid for by Tenant; for purposes of this

24 1493162.6 Section 9.1(b) and Section 9.2(d) below, any leasehold improvements paid for with an allowance provided by Landlord, regardless of whether a portion of the Base Rent is intended to reimburse Landlord for such allowance, will be deemed paid for by Landlord); (c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and (d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Project or Building mortgagee requires. Insurance effected by Landlord under this Section 9.1 will be in amounts which Landlord from time to time reasonably determines sufficient or any Project or Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient. 9.2 Tenant’s Insurance. The insurance carried by Tenant or such insurance carried by Tenant’s contractors or subcontractors pursuant to this Lease will be primary and non contributory insurance over any insurance carried by Landlord. During the Term, Tenant will provide, pay for, and maintain in full force and effect, the insurance outlined herein, covering claims arising out of or in connection with the use, occupancy or maintenance of the Premises, and all areas appurtenant thereto, by Tenant, its agents, representatives, employees, contractors or subcontractors. (a) Commercial General Liability. Tenant will maintain commercial general liability insurance covering liability arising out of the use, occupancy or maintenance of the Premises on an occurrence basis against claims for bodily injury, property damage and personal injury. Such insurance will provide minimum limits and coverage as follows: (i) Minimum Limits. (A) $1,000,000 Each Occurrence (Bodily Injury and Property Damage per location). (B) $2,000,000 General Aggregate. (C) $2,000,000 Products / Completed Operations Aggregate. (D) $1,000,000 Personal and Advertising Injury. (E) $300,000 Fire Damage. (ii) Coverages. (A) 1986 (or current equivalent) ISO Commercial General Liability Form (Occurrence Form)

25 1493162.6 (B) Additional Insured: Landlord, its partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates, lender and Property Manager. (C) Waiver of Subrogation in favor of Landlord and Property Manager. (b) Automobile Liability. Tenant will maintain business auto liability covering liability arising out of any auto (including owned, hired and non-owned autos). (i) Minimum Limits. $1,000,000 Combined Single Limit for each accident. (c) Workers Compensation. Tenant will maintain workers compensation and employers liability insurance applicable to its operations in the State of Texas. (i) Minimum Limits. (A) Workers Compensation: Statutory Limits. (B) Employers Liability: (I) Bodily Injury for Each Accident – $1,000,000. (II) Bodily Injury by Disease for Each Employee – $1,000,000. (III) Bodily Injury Disease Aggregate – $500,000. (ii) Coverages. Waiver of Subrogation in favor of Landlord and Property Manager. (d) Property. (i) Personal Property. Tenant will maintain property insurance covering all personal property and equipment (including, but not limited to Tenant’s fixtures, furnishings, equipment, personal property, inventory, stock in trade, documents, files and work products and all leasehold improvements not required to be insured by Landlord pursuant to Section 9.1(b)) in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a coinsurer and insuring against Special Causes of Loss, including an amount of no less than $1,000 for money and securities (inside and outside of the Premises) and vandalism and malicious mischief. (ii) Business Income. Tenant will maintain business income and extra expense coverage for no less than six months of income and

26 1493162.6 expenses. The policy shall include a deductible no greater than $25,000, and include a waiver of subrogation provision in favor of Landlord and Property Manager. (e) Umbrella/Excess Liability. Tenant will maintain umbrella/excess liability insurance as shown below. The insurance will be on an occurrence basis in excess of the underlying insurance described in Sections 9.2(a), (b) and (c)(i)(B) and will be at least as broad as each and every one of the underlying policies. (i) Minimum Limits. (A) $5,000,000 per Occurrence. (B) $5,000,000 Aggregate. (f) Other Insurance Provisions. Tenant will name, and will cause its contractors to name, Landlord, Property Manager and their Affiliates as additional insureds with respect to liability arising out of Tenant’s or its contractors’ or subcontractors’ use, occupancy, or maintenance of the Premises or activities performed thereon, on all liability policies carried by Tenant and/or Tenant’s contractors and subcontractors. All liability insurance policies carried by Tenant will include provisions for contractual liability coverage. It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s indemnity obligations contained in this Lease. Neither (i) the insolvency, bankruptcy or failure of any insurance company covering Tenant, (ii) the failure of any insurance company to pay claims occurring nor (iii) any exclusion from or insufficiency of coverage will be held to affect, negate or waive any of Tenant’s indemnity obligations under Sections 4.3, 4.4(d), 7.1, 8, 11.3, 23 or 26.8 hereof or any other provision of this Lease. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies. Tenant’s occupancy of the Premises without delivering the certificates and/or other evidence of insurance, will not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, Landlord’s acceptance of such certificate will not constitute a waiver of Tenant’s obligations to provide the proper insurance. (g) Proof of Insurance. Prior to execution of this Lease, Tenant will furnish Property Manager with certificates of insurance evidencing the coverage outlined above and the Other Insurance Provisions outlined above. Insurance is to be placed with insurers with a Best’s rating of no less than A-VII by carriers authorized to furnish insurance in the State of Texas. If any policy is cancelled, not renewed or modified, Tenant will provide prompt written notice to Property Manager. Tenant will maintain all

27 1493162.6 of the foregoing insurance coverages in full force and effect until the expiration or earlier termination of this Lease. 9.3 Waiver of Subrogation. Landlord and Tenant agree that all insurance required to be carried under Sections 9.1(b), (c) and (d) and 9.2(d) and 9.2(f) and other property damage insurance which may be carried by either of them will be endorsed with a clause providing that any release from liability of, or waiver of claim for, recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage will not affect the validity of such policy or the right of the insured to recover under such policy, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party (and, when the “other party” is Landlord, such waiver will apply to Property Manager as well). Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives and releases all claims for recovery from the other party for any loss or damage to any of its property which results from a risk which is insured against, required by the terms of this Lease to be insured against, would have been insured against if the insurance required under this Lease had been maintained under such insurance policies, or which would normally be covered by all-risk property insurance, and this waiver will expressly apply to any amount that is not reimbursable or paid by the damaged party’s insurer because of the deductible or self-insured retention portion of the damaged party’s insurance coverage. 10. DAMAGE OR DESTRUCTION. 10.1 Termination Options. If the Premises, the Building or a portion of the Project reasonably necessary for the continued use of the Building and/or the Premises are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as reasonably estimated by Landlord’s architect, engineer or contractor. If repair or restoration of all of such damage cannot reasonably be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such damage cannot reasonably be completed within 30 days from the date of such damage, then either Landlord or Tenant will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 business days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 business days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period. 10.2 Repair Obligations. If the Premises, the Building and/or Project are damaged by fire or other casualty and neither party terminates this Lease according to Section 10.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord’s control. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion.

28 1493162.6 In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 9.2. 10.3 Rent Abatement. If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 10.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 10.2 and Tenant has had a reasonable period of time to substantially complete any repairs and restoration Tenant is required to perform according to Section 10.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of an undamaged portion of the Premises, Tenant will pay all Rent attributable to such undamaged portion of the Premises during the period of repair and Landlord will take all reasonable steps to minimize the disruption to Tenant’s business and use of such portion of the Premises during the period of repair. 11. WAIVERS AND INDEMNITIES. 11.1 Tenant’s Waivers. Except to the extent caused by the willful or grossly negligent act or omission of or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) subject to Section 9.3, injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or Project or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building or Project, or caused by the public or by construction of any private or public work except to the extent caused by the gross negligence or intentional misconduct of Landlord or Landlord’s agents. 11.2 Landlord’s Indemnity. Subject to Sections 5.3, 5.4, 9.3 and 11.1 and except to the extent caused by the willful misconduct or grossly negligent act or omission by Tenant, to the fullest extent permitted by applicable Laws, Landlord will indemnify, defend and hold harmless Tenant and its Affiliates from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising out of Landlord’s maintenance, operation and management of the Building, Common Areas or Project. Landlord’s obligations under this Section 11.2 will survive the expiration or early termination of the Term. 11.3 Tenant’s Indemnity. Subject to Section 9.3 and except to the extent caused by the willful misconduct or grossly negligent act or omission by Landlord, to the fullest extent permitted by applicable Laws, Tenant will indemnify, defend and hold harmless Landlord, Property Manager and their Affiliates from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys’ fees) due to or arising from

29 1493162.6 Tenant’s use and occupancy of the Premises. Tenant’s obligations under this Section 11.3 will survive the expiration or early termination of the Term. 12. CONDEMNATION. 12.1 Full Taking. If all or substantially all of the Project, Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date when the condemning authority takes physical or legal possession of the Project, Building or Premises. 12.2 Partial Taking. (a) Landlord’s Termination of Lease. If only part of the Project, Building or Premises is thus taken or sold, and if after such partial taking, in Landlord’s reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant within 60 days after the taking. (b) Tenant’s Termination of Lease. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building or Project, Tenant may terminate this Lease if in Tenant’s reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises. (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical or legal possession of the applicable portion of the Project, Building or Premises is taken by the condemning authority. (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Project, Building or Premises, Landlord will, at Landlord’s sole expense, promptly restore and reconstruct the Project, Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Project, the Building or Premises so taken. 12.3 Awards. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Project, Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant’s trade fixtures or

30 1493162.6 personal property, or for moving expenses, business relocation expenses or damages to Tenant’s business incurred as a result of such condemnation. 13. ASSIGNMENT AND SUBLETTING. 13.1 Limitation. Without Landlord’s prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its officers, directors, employees, consultants or agents, subject, however, to the terms and conditions of this Section 13, which terms and conditions Tenant and Landlord agree are reasonable. Notwithstanding anything contained herein to the contrary: (a) any assignment or sublease to an entity which controls, is controlled by, or is under common control with Tenant, or which is the result of a merger or consolidation with Tenant, or which acquires all or substantially all of Tenant’s assets will not require the consent of Landlord (a “Permitted Transfer”), provided that Tenant will notify Landlord of such assignment or sublease in writing and deliver to Landlord any documents or information reasonably required by Landlord regarding such assignment or sublease, and further provided that such an assignment or sublease is not an effort by Tenant to avoid any of its obligations under this Lease, including, without limitation, the obligations under this Section 13; and (b) Tenant may co-locate Tenant’s Affiliates on the Premises. For purposes of this Section 13.1, in order for an entity to control another, the controlling entity must have voting control of and own greater than 50% of every class of voting stock and/or other voting equity interest of the entity, when the controlled entity is a corporation; the controlling entity must be the owner of greater than 50% of the partnership or limited liability company interests in the assets, liabilities, income, loss and distributions of the controlled entity, when the controlled entity is a partnership or limited liability company; or the controlling entity must be the sole beneficiary of the controlled entity, when the controlled entity is a trust. 13.2 Notice of Proposed Transfer; Landlord’s Options. Other than a Permitted Transfer, if Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee’s current financial condition and income and expenses for the past two years, and the principal terms of the proposed assignment or sublease. Landlord will have the following options, which must be exercised, if at all, by notice given to Tenant within 10 business days after Landlord’s receipt of Tenant’s notice of the proposed transfer (other than a Permitted Transfer): (a) [intentionally deleted]; (b) [intentionally deleted]; (c) if Tenant’s notice relates to an assignment of the entire Lease, to cancel and terminate this Lease, provided Tenant may in its sole discretion reject such notice within five business days of receipt, and this Lease shall not be canceled or terminated, if the amount of rent and/or other compensation that assignee is willing to pay for the Premises exceeds or fair market rent for the Premises would exceed the Base Rent specified in the Lease by more than 3% over the remainder of the Term. If Landlord

31 1493162.6 exercises its option to terminate this Lease and such exercise is not rejected by Tenant as described above, this Lease will cancel and terminate on the last day of the month following such 10 business day period and Tenant will be released from any further liability under this Lease, and Landlord may, at its option, lease the Premises to the proposed assignee, or to any other person or entity, without liability to Tenant; or (d) [intentionally deleted]; Except in the event of termination of this Lease by Landlord as provided in this Section 13.2, no provision of this Section will be construed to relieve Tenant of the obligations as set forth in this Lease. 13.3 Consent Not to be Unreasonably Withheld. To the extent Landlord’s consent is required, and if Landlord does not exercise any of its applicable options under Section 13.2, then Landlord will not unreasonably withhold, condition or delay its consent to the proposed assignment or subletting, except with respect to a proposed assignment or sublease to an existing tenant or other occupant in the Project (provided that Landlord has sufficient space available in the Project to meet that tenant or occupant’s needs) or to a party who is then engaged in negotiations with Landlord for a lease in the Project, for which Landlord may withhold its consent in its sole and absolute discretion. 13.4 Form of Transfer. If Landlord consents to a proposed assignment or sublease, Landlord’s consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the sublease is subject and subordinate to this Lease and the subtenant will comply with all applicable terms and conditions of this Lease and, in the case of an assignment, an assumption by the assignee of all of the obligations which this Lease requires Tenant to perform and an acknowledgment by Tenant that it remains liable for the performance of all of such obligations. 13.5 Payments to Landlord. If Landlord does not exercise its applicable option under Section 13.2 and Tenant effects an assignment or sublease or in case of a Permitted Transfer, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration actually paid by the transferee for the use and enjoyment of Tenant’s rights under this Lease (after deducting from such consideration Tenant’s reasonable costs incurred in effecting the assignment or sublease, including but not limited to all commercially reasonable out-of-pocket costs and expenses incurred by Tenant for any repairs, maintenance, changes, alterations and improvements to the Premises, market brokerage commissions, advertising costs, reasonable attorneys’ fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with replacement tenants) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space or interest. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum or otherwise). Tenant shall reimburse Landlord for any reasonable costs incurred in the review of a sublease of the Premises or assignment of this Lease.

32 1493162.6 13.6 Change of Ownership. Except for a Permitted Transfer, any transfer of 51% or more of Tenant’s assets will be deemed an “assignment” of this Lease requiring Landlord’s prior written consent unless, following such transfer, Tenant has a net worth sufficient to perform its remaining obligations under this Lease. Notwithstanding the foregoing, the provisions of this Section 13.6 will not apply so long as Tenant is a corporation whose stock is publicly traded. 13.7 Effect of Transfers. Unless Landlord agrees to the contrary in writing, no subletting or assignment (including a Permitted Transfer) will release Tenant from any of its obligations under this Lease and such obligations of Tenant will continue in full force and effect as if no subletting or assignment had been made, regardless of any action taken by or on behalf of a subtenant or assignee, or limitations imposed on remedies against a subtenant or assignee, in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding instituted by or against such subtenant or assignee. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 13. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any Default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord’s option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false or misleading will, at Landlord’s election, render Landlord’s said consent null and void. 13.8 Applicability to Subsequent Transfers. If Tenant assigns its rights under this Lease or subleases any portion of the Premises, and subsequently (a) the applicable assignee desires to either sublease a portion of the Premises or further assign its interest in this Lease, or (b) the applicable subtenant desires to sub-sublease any portion of the Premises, then Landlord’s rights under this Section 13 will apply to any such subsequent assignment, sublease or sub- sublease, as well as to any other subsequent transfer of Tenant’s interest in this Lease and/or the Premises. 13.9 Letter of Credit; Replacement Security Deposit; FPT Security Deposit. Notwithstanding anything to the contrary in this Lease, it will be a condition precedent to any assignment of Tenant’s interest in this Lease or any sublease of all or a portion of the Premises that, after the consummation of such assignment or sublease, Landlord will continue to have full and unaltered access to the Letter of Credit, Replacement Security Deposit or FPT Security Deposit provided by Tenant under Section 29, and any such assignment or subletting will be void and of no force or effect if it adversely affects Landlord’s ability to obtain the full benefits of the Letter of Credit, Replacement Security Deposit or FPT Security Deposit. 14. PERSONAL PROPERTY. 14.1 Installation and Removal. Tenant may install in the Premises its personal property (including Tenant’s usual trade fixtures) in a proper manner, provided that no such

33 1493162.6 installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building and/or Project, and provided further, that if such installation would require any Tenant Alteration, such installation will be subject to Section 7.1. If neither a Default nor any fact or circumstance that would constitute a Default with the giving of notice and/or the passage of time then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant’s business or in the course of making any Tenant Alterations permitted under Section 7.1, and (b) will be removed by Tenant at the end of the Term according to Section 15.1. Tenant will promptly repair at its expense any damage to the Building and/or Project resulting from such installation or removal. 14.2 Responsibility. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes. Subject to Section 11, Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant’s trade fixtures, and Tenant’s interest in tenant improvements which may be at any time located in, on or about the Premises or the Building, whether owned by Tenant or third parties, will be at the sole risk or at the risk of those claiming through Tenant, and that Landlord will not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the gross negligence of Landlord or any of Landlord’s officers, employees, agents, or authorized representatives each acting within the scope of their authority. 14.3 Landlord’s Lien. In addition to any statutory landlord’s lien and in order to secure payment of all Rent becoming due from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of Tenant’s failure to perform any of its obligations under this Lease, Tenant grants to Landlord a security interest in and an express contractual lien upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant now or later situated on the Premises and all proceeds thereof. At any time there exists either a Default or a fact or circumstance which, with the giving of notice, the passage of time or both would constitute a Default, Tenant’s personal property may not be removed from the Premises without Landlord’s consent except as provided in Section 14.1, until all of Tenant’s obligations under this Lease have been fully complied with and performed. Upon the occurrence of a Default or a fact or circumstance which, with the giving of notice, the passage of time or both would constitute a Default, in addition to any other available remedies, Landlord will have all the rights of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to the property covered by such security interest. Landlord will have the right to file such financing statements as may be required to perfect such security interest. Landlord’s rights and remedies in this Section 14.3 will survive the termination of this Lease. 15. END OF TERM. 15.1 Surrender. Upon the expiration or other termination of the Term, or termination of Tenant’s right to possession of the Premises, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and condition, except for ordinary wear and tear.

34 1493162.6 Upon the expiration or other termination of the Term, or termination of Tenant’s right to possession of the Premises, Tenant agrees to remove (a) all Tenant Alterations the removal of which Landlord requested or approved according to Section 7.1 at the time Landlord consented to their installation, and (b) all of Tenant’s trade fixtures, office furniture, office equipment and other personal property. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises, Building and/or Project caused by the installation or removal of any such items. Notwithstanding the foregoing, (i) except as otherwise stated herein, Tenant may not unilaterally terminate this Lease prior to the expiration of the Term, and (ii) Tenant will be responsible for removing all Telecom Equipment at the expiration or earlier termination of the Term, or termination of Tenant’s right to possession of the Premises, in accordance with Section 26.9 below. Any of Tenant’s property remaining in the Premises after the expiration or earlier termination of the Term, or termination of Tenant’s right to possession of the Premises, will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property, including the cost to remove or demolish such property. Tenant’s obligations under this Section 15.1 will survive the expiration or early termination of this Lease and no surrender of possession of the Premises by Tenant will limit Tenant’s liability under this Lease. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease will be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to an employee or agent of Landlord will not operate as a termination of this Lease or a surrender of the Premises. 15.2 Holding Over. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant’s failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord’s prior written consent, Tenant will be deemed to be a tenant from month-to-month, at a monthly Base Rent, payable in advance, equal to 150% of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord’s prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 150% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance. If Tenant fails to surrender the Premises upon expiration of this Lease despite demand to do so by Landlord, Tenant will indemnify and hold Landlord harmless from all loss, cost, expense, or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender and any attorneys’ fees and other costs of legal proceedings. 16. ESTOPPEL CERTIFICATES. Promptly upon Landlord’s request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit D. In addition, Tenant agrees that at any time and from time to time (but not more than 10 days after request by Landlord), Tenant will execute, acknowledge and deliver to Landlord for the benefit of a current or prospective lender or purchaser a certificate indicating any or all of the following: (a) the Commencement Date and Expiration

35 1493162.6 Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) that Tenant has no existing defenses or set-offs to enforcement of this Lease, except as specifically stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building and/or Project. Tenant’s failure to deliver such certificate will be deemed to establish conclusively that this Lease is in full force and effect and that the statements set forth in Landlord’s proposed certificate are true and correct. 17. TRANSFERS OF LANDLORD’S INTEREST. 17.1 Sale, Conveyance and Assignment. Subject only to Tenant’s rights under this Lease, nothing in this Lease will restrict Landlord’s right to sell, convey, assign or otherwise deal with the Project, Building or Landlord’s interest under this Lease. 17.2 Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of the Building and/or the Project will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord’s transferee for performance of Landlord’s obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord’s transferee. 17.3 Subordination and Nondisturbance. This Lease is and will be subject and subordinate in all respects to any ground lease, first mortgage or first deed of trust now or later encumbering the Building or Project, and to all their renewals, modifications, supplements, consolidations and replacements (an “Encumbrance”). With respect to any Encumbrance first encumbering the Building or Project subsequent to the Date of this Lease, Landlord will use commercially reasonable efforts to cause the holder of such Encumbrance to agree (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in Default of its obligations under this Lease, this Lease will not be terminated and Tenant’s possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. While such subordination will occur automatically, Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to execute and deliver to Landlord or the current or prospective holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination within 10 days after Landlord’s request therefor. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.

36 1493162.6 17.4 Attornment. If the interest of Landlord is transferred to any person (a “Transferee”) by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Transferee. Upon attornment this Lease will continue in full force and effect as a direct lease between the Transferee and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease, except the Transferee (a) will not be subject to any set offs or claims which Tenant might have against any prior landlord; (b) will not be liable for any act or omission of any prior landlord; (c) will not be bound by any payment of Rent for more than one month in advance; and (d) will not be bound by any amendment or modification of this Lease after the date of transfer that is made without the express written consent of Transferee. Tenant agrees, upon request by and without cost to the Transferee, to promptly execute and deliver to the Transferee such instrument(s) as may be reasonably required to evidence such attornment. 18. RULES AND REGULATIONS. Tenant agrees to observe and comply with the Rules and Regulations set forth on Exhibit E and the Telecommunications Rules set forth on Exhibit F and with all reasonable modifications and additions to such Rules and Regulations and/or Telecommunications Rules from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will or may contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord’s enforcement of the Rules and Regulations and/or Telecommunications Rules will be uniform and nondiscriminatory, but Landlord will not be responsible to Tenant for the failure of any person to comply with the Rules and Regulations and/or Telecommunications Rules. 19. PARKING. Tenant may utilize up to 188 unassigned parking spaces within the Project at no charge. Landlord reserves the right to reasonably specify the areas or portions of the Project in which Tenant’s employees and agents must park, and if so specified, Tenant’s employees and agents will only park in such specified area or portion, which may be reasonably modified from time to time. Tenant’s rights to use the Project’s parking areas are nonexclusive, will be deemed a license only and are conditioned upon this Lease being in full force and effect and there being no Default. Tenant will not abuse its privileges with respect to such parking areas and will use the same in accordance with Landlord’s reasonable directions. Landlord’s inability to make any of the parking spaces available at any time during the Term for reasons beyond Landlord’s reasonable control will not be deemed a default by Landlord giving rise to any claim by Tenant. 20. DEFAULT AND REMEDIES. 20.1 Tenant’s Default. The occurrence of any one or more of the following events if uncured before the expiration of the cure periods set forth below, if any, will be a material default and breach of this Lease by Tenant (“Default”). (a) Tenant fails to pay any Rent payment or other sums due under this Lease after the same are due and payable (“Late Payment”), and such failure continues for a period of five business days after written notice thereof from Landlord to Tenant, provided Tenant will only be given one opportunity to cure a Late Payment per calendar year. After first notice of Late Payment given to Tenant by Landlord in a calendar year,

37 1493162.6 any subsequent Late Payment by Tenant in the same calendar year will constitute a Default upon Landlord providing written notice without the same opportunity to cure. (b) Tenant fails to perform or observe any term, condition, covenant, or obligation required to be performed or observed by it under this Lease for a period of 30 days (or such shorter time provided herein) after notice thereof from Landlord; provided, however, that if the term, condition, covenant, or obligation to be performed by Tenant is of such nature that the same cannot reasonably be cured within 30 days and if Tenant commences such performance within said 30-day period and thereafter diligently undertakes to complete the same, then such failure will not be a Default hereunder if it is cured within 60 days following Landlord’s notice. (c) A trustee, disbursing agent, or receiver is appointed to take possession of all or substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant or any guarantor of Tenant’s obligations under this Lease does not regain possession within 60 days after such appointment); or Tenant makes an assignment for the benefit of creditors; or all or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within 60 days thereafter). (d) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease pursuant to any federal or state statute, and, with respect to any such petition filed against it, Tenant or such guarantor fails to secure a stay or discharge thereof within 60 days after the filing of the same. In the event that any provision of this Section 20.1(d) is contrary to any applicable Laws, such provision will be of no force or effect. (e) Any assignment, subletting, or other transfer for which the prior written consent of Landlord has not been obtained. (f) Discovery of any material false or misleading statement concerning financial information submitted by Tenant or any guarantor of Tenant’s obligations under this Lease to Landlord in connection with obtaining this Lease or any other consent or agreement by Landlord. (g) Tenant’s admission in writing of its inability to pay its debts as they mature. (h) Suspension of Tenant’s right to conduct its business, caused by the order, judgment, decree, decision, or other act of any court or governmental agency. (i) Tenant’s failure to execute, acknowledge, and deliver to Landlord, within the 10-day period specified in Section 17, any documents required to effectuate an attornment, a subordination, or to make this Lease or any option granted herein prior to the lien of any mortgage, deed of trust, or ground lease, or any estoppel certificate, as the case may be.

38 1493162.6 (j) If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (ii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iii) a guarantor’s refusal or inability to honor the guarantee, or (iv) a guarantor’s breach of its guarantee obligation, and Tenant’s failure within 60 days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time of execution of this Lease. (k) Any default by Tenant (after the expiration of any applicable cure period) under a written agreement with Landlord relating to Telecom Equipment. (l) Tenant’s failure to timely replace the Letter of Credit as required by, and in accordance with, Section 29. 20.2 Landlord’s Remedies. (a) Upon the occurrence of any Default, Landlord will have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised or not exercised without precluding Landlord from exercising any other remedy provided in this Lease or otherwise allowed by law or in equity: (i) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (ii) Enter upon and take possession of the Premises and expel or remove Tenant and any other occupant therefrom, terminating the right to possession with or without having terminated this Lease; and (iii) Alter locks and other security devices at the Premises. (b) Exercise by Landlord of any one or more remedies shall not constitute an acceptance of surrender of the Premises by Tenant, whether by agreement or operation of law, it being understood that such surrender can be affected only by the written agreement of Landlord and Tenant. (c) If Landlord terminates this Lease by reason of a Default, Tenant shall pay to Landlord the sum of all Rent and other indebtedness accrued to the date of such termination, plus all “Reletting Costs” (as defined below), plus any other amounts necessary to compensate Landlord for the damages proximately caused by Tenant’s Default, plus interest at the “Default Rate” (as defined below) from the date due through the date of payment, plus an amount equal to total of all Rent then payable under this Lease for the remainder of the Term, less the then present value of the fair market rental value of the Premises for such period. For purposes hereof, “Reletting Costs” shall include, without limitation, all reasonable costs and expenses incurred by Landlord for

39 1493162.6 any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs, attorneys’ fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with replacement tenants. For purposes of computing present value, the parties shall use the Federal Discount Rate of the Federal Reserve Bank of Dallas on the date of the termination. The cost to Landlord to perform any unperformed obligation of Tenant as of the termination of this Lease shall be included in the indebtedness accrued to the date of such termination, whether or not such costs have been incurred or paid by Landlord as of that date. Unless Tenant has paid all amounts due to Landlord hereunder, Landlord may at Landlord’s election use Tenant’s personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. The “Default Rate” shall mean the Prime Rate plus 5% per annum, or the highest rate allowed by law, whichever is less. (d) If Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, then Tenant shall pay to Landlord all Rent and other indebtedness accrued to the date of such termination of possession, (plus interest thereon at the Default Rate), plus Rent and other sums required to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during said period, less the cost of reletting the Premises as hereinafter defined. For purposes hereof, “Reletting Costs” shall include, without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises, brokerage commissions, advertising costs. attorneys’ fees, any customary free rent periods or credits, tenant improvement allowances, take-over lease obligations and other customary, necessary or appropriate economic incentives required to enter leases with replacement tenants. Termination of possession and reentry by Landlord will not affect the obligations of Tenant for the unexpired Term. Tenant shall not be entitled to any excess of any rent obtained by reletting over the Rent herein reserved. Actions to collect amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord’s waiting until expiration of the Term. Landlord may at Landlord’s election use Tenant’s personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. (e) In case of a Default, Tenant shall also pay to Landlord broker’s fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the cost of removing and storing Tenant’s or any other occupant’s property; the cost of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees and court costs. (f) Upon repossession of the Premises for a Default, Landlord shall not be obligated to relet the Premises, or any portion thereof, or to collect rent after reletting, but Landlord shall use reasonable efforts to attempt to relet the Premises and collect rent and otherwise mitigate its damages. In the event of reletting, Landlord may relet the whole or

40 1493162.6 any portion of the Premises for any period, to any tenant, and for any use and purpose. Tenant agrees that Landlord’s usual and customary efforts for attracting tenants to the building are deemed to be reasonable; furthermore, if Landlord has multiple spaces available for a prospective tenant, Landlord shall not be obligated to place such tenant in the Premises, nor shall Landlord’s failure to do so be deemed to be unreasonable, provided Landlord has presented the Premises to such prospective tenant on equal footing with such other available space(s) and allowed the prospective tenant to choose which space is the best fit for them. (g) Landlord may, at Landlord’s option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord reasonably deems necessary to cure any Default. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorneys’ fees, together with interest at the rate described in Section 3.5, from the date of payment of any such advances, costs and expenses by Landlord. (h) If as a result of any Default of Tenant in its performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions, including, but limited to giving Tenant any notices required by this Lease and the opportunity to cure, or to exercise any other remedy available under this Lease, at law or in equity, including the recovery of damages, injunctive relief or eviction, Tenant shall become obligated to Landlord, and Landlord shall be entitled to recover its reasonable and necessary attorneys fees resulting from such Default upon demand, and the failure of Tenant to pay such attorneys fees on demand shall constitute a monetary Default. In the event Landlord initiates any legal proceeding against Tenant or Tenant initiates any legal proceeding against Landlord, the prevailing party in such proceedings shall be entitled to recover court costs, reasonable attorney fees, and all other out-of-pocket costs of litigation, including deposition expenses, travel and witness costs, including the fees of expert witnesses, from the non-prevailing party. (i) Neither the termination of this Lease nor the exercise of any remedy under this Lease or otherwise available at law or in equity will affect the right of Landlord or Tenant to any right of indemnification set forth in this Lease or otherwise available at law or in equity by reason of Tenant’s occupancy of the Premises or in connection with the Lease, and all rights to indemnification or other obligations of Tenant and Landlord will survive termination of this Lease and termination of Tenant’s right to possession under this Lease. 20.3 Landlord’s Default and Tenant’s Remedies. (a) It will be a default and breach of this Lease by Landlord if it fails to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of 30 days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be

41 1493162.6 performed by Landlord is of such nature that the same cannot reasonably be performed within such 30-day period, such default will be deemed to have been cured if Landlord commences such performance within said 30-day period and thereafter diligently completes the same. (b) Tenant will not have the right based upon a default of Landlord to terminate this Lease or to withhold, offset or abate Rent, Tenant’s sole recourse for Landlord’s default being an action for actual damages against Landlord for the period of Landlord’s default, which is proximately caused by Landlord’s default. Tenant will not have the right to terminate this Lease or to withhold, offset or abate the payment of Rent based upon the unreasonable or arbitrary withholding by Landlord of its consent or approval of any matter requiring Landlord’s consent or approval, including, but not limited to, any proposed assignment or subletting, Tenant’s remedies in such instance being limited to a declaratory relief action, specific performance, injunctive relief or an action for actual damages. Tenant will not in any case be entitled to any consequential or punitive damages based upon any Landlord default or withholding of consent or approval. 20.4 Non-waiver of Default. The failure or delay by Landlord or Tenant to enforce or exercise at any time any of its rights or remedies set forth in this Lease will not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of Landlord or Tenant thereafter to enforce each and every such right or remedy or other provision. No waiver by Landlord or Tenant of any default or breach of this Lease will be held to be a waiver of any other or subsequent default or breach. The receipt by Landlord of less than the full Rent due will not be construed to be other than a payment on account of Rent then due, no statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept any payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease or available at law or in equity. 21. SIGNAGE. 21.1 General. Tenant will not erect or maintain any temporary or permanent sign on or about the Premises, the Building or the Project, or visible from the Common Areas or exterior of the Building, without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. Any request for approval of a sign will be made in such detail as Landlord will request. All signs, whether erected by Landlord or Tenant, will conform to Landlord’s Building Standard signage and to all Laws. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant will remove all approved signs which it has erected upon the termination of this Lease, or termination of Tenant’s right to possession of the Premises, and repair all damage caused by such removal. 21.2 Standard Identification Signage. Landlord, at its sole cost and expense will provide (a) one Building standard listing on the Building electronic directory board in the main Building lobby, (b) one Building standard panel on Landlord’s existing monument sign, and (c) one Building suite signage. Any subsequent changes requested by Tenant to the standard

42 1493162.6 identification signage (including any update of the electronic directory) will be at Tenant’s sole cost. 22. SECURITY DEPOSIT. 22.1 Amount. If applicable, Tenant will deposit the Security Deposit with Landlord in accordance with Section 29.9 below. Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant’s faithful and diligent performance of all of Tenant’s obligations under this Lease. The Security Deposit will remain in Landlord’s possession for the entire Term, and Landlord will not be required to segregate it from Landlord’s general funds. Tenant will not be entitled to any interest on the Security Deposit. 22.2 Use and Restoration. If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant’s failure to perform that are recoverable pursuant to the terms of this Lease; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant’s failure to perform that are recoverable pursuant to the terms of this Lease. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 business days after the date of Landlord’s notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant’s failure to so restore the Security Deposit will constitute a Default. 22.3 Transfers. Tenant will not assign or encumber the Security Deposit without Landlord’s express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building and/or Project (including but not limited to a Transferee) and deliver notice to Tenant. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit (and such new owner or lessee shall be obligated for return of the Security Deposit in accordance with the provisions of this Lease). 22.4 Refund. To the extent that the Security Deposit has not been applied to any Default by Tenant, Landlord will refund the Security Deposit, or any balance remaining, to Tenant within 60 days after the expiration or early termination of the Term and Tenant’s vacation and surrender of the Premises to Landlord in the condition required by Section 15.1. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 3.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund. Tenant hereby waives all provisions of law, now or hereafter in effect, which provide that Landlord may claim from a Security Deposit only those sums reasonably necessary to remedy Defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 22 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

43 1493162.6 23. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party. 24. LIMITATIONS ON LANDLORD’S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord’s interest in the Project and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, shareholders, members, managers, agents and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. TENANT WAIVES ALL LIEN RIGHTS UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE, AS WELL AS ANY SUCCESSOR STATUTE GRANTING TENANT A LIEN IN LANDLORD’S PROPERTY. In no event will Landlord be liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation lost profits. Landlord’s review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 7, Exhibit C or otherwise) are solely for Landlord’s protection and, except as expressly provided, create no warranties or duties to Tenant or to third parties. 25. NOTICES. Unless specifically permitted otherwise by the terms of this Lease, all notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person and receipt is acknowledged in writing by Landlord or Tenant (as applicable); or (b) one business day after deposit with a private courier or overnight delivery service that confirms delivery. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord’s Manager’s Address and Landlord’s General Address, and in the case of notices to Tenant, the applicable Tenant’s Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25. Any notice to be given by Landlord under this Lease will be effective if given by Landlord or its agents or attorneys. 26. TELECOMMUNICATIONS. 26.1 Certain Definitions. The following definitions are applicable to this Section 26: (a) “Telecom Equipment” means telephone, internet and any other communications equipment, all Connections (as defined below) and any technological evolution or replacement thereof. (b) “Connections” means any wires, cables, fiber optic lines, antennas, switches and other equipment or infrastructure located in the Project, but outside the Premises, that are installed by or on behalf of Tenant for, or related to, the operation of other Telecom Equipment. All Connections are also Telecom Equipment.

44 1493162.6 (c) “Telecom Provider” means a provider of Telecom Equipment or services using Telecom Equipment. (d) “Telecom Services” means services provided by a Telecom Provider using Telecom Equipment. (e) “Wi-Fi” is a registered name by the Wi-Fi Alliance. It is short for wireless fidelity, which is a term developed by the Wi-Fi Alliance to describe wireless local area network products that are based on the Institute of Electrical and Electronics Engineers (“IEEE”) 802.11 standards. (f) “WiMax” is short for worldwide interoperability for microwave access, and refers to the IEEE 802.16 standard to provide a wireless coverage without a direct line-of-sight to a base station. 26.2 New Provider Installations. (a) Tenant may not utilize the services of a Telecom Provider whose equipment is not then servicing the Project, nor may Tenant require or request that a Telecom Provider materially expand the Telecom Services or Connections it currently provides or has provided in or to the Project, without first securing the prior written approval of Landlord, which approval will not be unreasonably delayed, conditioned or withheld. Without limitation of the foregoing, it will be reasonable for Landlord to refuse to give its approval with respect to a new Telecom Provider, or the material expansion of the Telecom Services or Connections provided by or installed by an existing Telecom Provider in the Project, if Landlord determines, in Landlord’s sole but reasonable discretion, that there is insufficient space in the Building or the Project for the placement of the Telecom Provider’s Telecom Equipment. (b) Tenant’s Telecom Provider must execute and deliver Landlord’s form license agreement regarding the installation and/or operation of the Telecom Provider’s Telecom Equipment in the Project and outside the Premises prior to such Telecom Provider commencing any installation or other work in the Project. Landlord will bear no responsibility for (and the Commencement Date will not be affected by) delays in installing Telecom Equipment resulting from failure of Tenant’s Telecom Provider to execute and deliver such agreement to Landlord prior to the commencement of any installation or other work in the Project. (c) Both Tenant and its Telecom Provider(s) will comply with the Telecommunications Rules attached hereto as Exhibit F, together with any other of Landlord’s requirements regarding use of the existing Project conduits and pipes or use of contractors. 26.3 Installation and Use of Other Communications Technologies. Tenant will not utilize any Telecom Equipment (other than usual and customary mobile telephones, customary Wi Fi internet technology and wire-based telephone and internet technology), including WiMax systems, antennae and satellite dishes, within the Premises and/or within or on the Project without Landlord’s prior written consent. Such consent may be granted, conditioned or withheld

45 1493162.6 in Landlord’s sole discretion, and may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Project. In addition, Landlord may require that Tenant execute a written agreement concerning any such Telecom Equipment, in form and substance acceptable to Landlord, in its sole discretion. To the extent that Tenant installs a Wi- Fi network serving the Premises, Tenant will be solely responsible for securing such network against unauthorized use, and Tenant waives any claim against Landlord or Property Manager arising out of any unauthorized use by any party other than Landlord, Property Manager or their employees, agents or contractors. If such Wi-Fi network causes any interference with the networks or other activities of other tenants or occupants of the Project, promptly after Tenant is aware of such interference, Tenant will take reasonable steps to eliminate such interference. 26.4 No Obligation to Reserve Space. Until Tenant’s Telecom Provider or Tenant, as the case may be, executes the appropriate written agreement with Landlord, Landlord will have no obligation to reserve space for Tenant for Telecom Equipment anywhere in the Project. 26.5 Plans. Tenant or Tenant’s Telecom Provider will provide Landlord with plans and specifications of the installation, modification or removal of the applicable Telecom Equipment, and Landlord will have approved such plans and specifications, before any installation, modification or removal of such Telecom Equipment commences. Within 30 days after installation, modification or removal of any Telecom Equipment, Tenant will, at its expense, prepare or have prepared and delivered to Landlord reproducible as-built plans and drawings (in form and detail reasonably satisfactory to Landlord) of the location of all Telecom Equipment serving the Premises and located in the Project. Upon request by Landlord, from time to time, Tenant will promptly deliver copies of the latest as-built plans and drawings to Landlord (with such copies at Landlord’s expense if Tenant has otherwise complied with this Section 26.5). 26.6 Limitation of Responsibility. Tenant acknowledges and agrees that all Tenant’s Telecom Equipment will be obtained, installed, maintained, repaired, replaced and removed at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant’s Telecom Equipment (other than any Connections) will be and remain solely in Tenant’s Premises, in accordance with the Telecommunications Rules attached hereto on Exhibit F, together with any other rules and regulations adopted by Landlord from time to time. Landlord will have no responsibility for the operation, maintenance, repair or replacement of Tenant’s Telecom Equipment, including, without limitation, Tenant’s Connections. Tenant agrees that, to the extent any Telecom Services are interrupted, curtailed or discontinued, Landlord will have no obligation or liability with respect thereto, and it will be the sole obligation of Tenant at its expense to obtain substitute Telecom Services. No approval by Landlord under this Section 26 will be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence or financial strength of any Telecom Provider or the quality or fitness for any particular purpose of any Telecom Equipment or Telecom Services. Landlord does not make, and expressly disclaims, any representation, warranty or endorsement regarding or relating to any Telecom Provider, Telecom Services or Telecom Equipment. 26.7 Necessary Service Interruptions. Landlord will have the right to interrupt Tenant’s Telecom Services or disable Tenant’s Telecom Equipment in the event of emergency or

46 1493162.6 as necessary in connection with repairs to any portion of the Project or installation of Telecom Equipment for other tenants or occupants of the Project. Landlord will provide Tenant with reasonable prior notice of any such interruption or disabling, except in the event of an emergency, in which case Landlord will provide Tenant as much advance notice as reasonably possible. Landlord will exercise commercially reasonable efforts to perform any scheduled interruptions during non-business hours. 26.8 Interference. In the event that Telecom Equipment, including, without limitation, wiring, cabling or satellite and antenna equipment of any type installed by or at the request of Tenant within the Premises, on the roof of the Building or elsewhere within or on the Project causes interference to equipment (including Telecom Equipment) used by another party, Tenant will be responsible for, and indemnify and defend Landlord against, all liability related to such interference. Tenant will use reasonable efforts, and will cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to eliminate such interference, Tenant will substitute alternative equipment. If such interference persists after such alternative equipment is installed, Tenant will discontinue the use of its Telecom Equipment as necessary to discontinue such interference, and, at Landlord’s discretion, remove such Telecom Equipment according to specifications required by Landlord. 26.9 Removal of Telecom Equipment, Wiring and Other Facilities. Prior to the expiration or earlier termination of the Term, Tenant will remove any and all Telecom Equipment installed in the Premises or elsewhere in the Project by or on behalf of Tenant, including all Connections once the Telecom Equipment is no longer in use, at Tenant’s sole cost or, if Landlord so elects, Landlord may perform such removal at Tenant’s sole cost, with the cost thereof to be paid to Landlord as Additional Rent. Such costs may also include, if Tenant has not complied with Section 26.5, location of such Telecom Equipment and/or preparation of as-built plans or drawings of the Telecom Equipment serving the Premises and located in the Project. Landlord will have the right, however, upon written notice to Tenant, given prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any and all Connections or selected components thereof, whether located in the Premises or elsewhere in the Project. The terms and conditions of this Section 26.9 will survive expiration or earlier termination of this Lease. 26.10 No Third Party Beneficiary. Notwithstanding any provision of the preceding paragraphs to the contrary, the provisions of this Lease, including this Section 26, may be enforced solely by Tenant and Landlord, are not for the benefit of any other party (including any subtenant), and specifically, but without limitation, no Telecom Provider will be deemed a third party beneficiary of this Lease or this Section 26. 27. MISCELLANEOUS. 27.1 Binding Effect. Each of the provisions of this Lease will extend to, bind or inure to the benefit of, as the case may be, Landlord and Tenant and their respective heirs, successors and assigns, provided that this clause will not permit any transfer by Tenant contrary to the provisions of Section 13.

47 1493162.6 27.2 Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless it is in writing signed by such party. 27.3 Delivery for Examination. Submission of the form of this Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each. 27.4 No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord. 27.5 Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party’s costs, charges and expenses, including the out-of-pocket fees and expenses of counsel, agents and others retained incurred in successfully enforcing the other party’s obligations under this Lease and any other disputes arising out of this Lease (with successful enforcement being determined by the presiding judge or tribunal). In addition, Landlord will be entitled to recover from Tenant those costs, charges and expenses related to preparation, delivery and/or service of demand letters, notices of Default, notices pursuant to applicable forcible entry and detainer statutes and other similar correspondence and notices resulting from a Default, even if litigation is not commenced or pursued to final judgment after such letters and/or notices are delivered and/or served. 27.6 Intentionally Deleted. 27.7 Project Name. Tenant will not, without Landlord’s consent, use Landlord’s or the Project’s name, or any facsimile or reproduction of the Project (or any portion thereof), for any purpose; except that Tenant may use the Project’s name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building and/or the Project. 27.8 Press Release; Recording; Confidentiality. Landlord, with the prior consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed, may issue a press release or otherwise communicate to the media the existence of the leasing arrangement between Landlord and Tenant under this Lease, provided that the language in such press release will be reasonably approved by Tenant. Tenant will not record this Lease, or a short form memorandum, without Landlord’s written consent and any such recording without Landlord’s written consent will be a Default. Tenant agrees to keep this Lease’s terms, provisions and conditions confidential and will not disclose them to any other person without Landlord’s prior written consent. However, Tenant may disclose this Lease’s terms, provisions and conditions without such prior consent in connection with Tenant’s required SEC filings and to Tenant’s Affiliate and Tenant’s or its Affiliate’s accountants, attorneys, managing employees and others in privity with Tenant or its Affiliate, as reasonably necessary for Tenant’s or its Affiliate’s business purposes. Tenant’s and Tenant’s Affiliate’s accountants, attorneys, managing employees and others in privity with Tenant or its Affiliate will be bound by the terms of this Section 27.8.

48 1493162.6 27.9 Environmental Performance Data. To facilitate sustainability analysis and reporting compliance, both Landlord and Tenant, upon request of the other party, will share any utility consumption data it has from ENERGY STAR or any other source (the “Environmental Performance Data”) that relates to the Premises. The Environmental Performance Data shall be shared no more frequently than monthly, and may include information relating to energy consumption, water consumption, waste production, greenhouse gas emissions, and other sustainability or environmental metrics. The Environmental Performance Data shall only be used for the purposes of: (a) monitoring and improving the environmental performance of the Premises or the Project; (b) measuring the environmental performance of the Premises or the Project to create or benchmark against any sustainability targets; and (c) reporting, on a consolidated basis, to third parties who require the submission of Environmental Performance Data in conjunction with a related certification, score or other sustainability-related assessment. The Environmental Performance Data shall be kept confidential and shall only be shared with third parties as necessary to facilitate the activities in the preceding sentence, and otherwise may only be shared in compliance with a court order or statutory disclosure requirements. 27.10 Captions. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections. 27.11 Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant’s Invoice Address. Tenant may change Tenant’s Invoice Address by notice to Landlord given according to Section 25. With respect to any bills or invoices for charges unrelated to Costs or Taxes, if Tenant fails to give Landlord specific notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated. 27.12 Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable. 27.13 Jury Trial. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR THE RELATIONSHIP OF LANDLORD AND TENANT. However, such waiver of jury trial will not apply to any claims for personal injury. 27.14 Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant. 27.15 Covenants Independent. The parties intend that this Lease be construed as if the covenants between Landlord and Tenant are independent and not dependent and that the Rent

49 1493162.6 will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease. 27.16 Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord’s obligations hereunder if such failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, war, shortages of labor or materials, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord’s obligations (including, without limitation, delivery of the Premises to Tenant) shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences. 27.17 Waiver of Consumer Rights. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ. OF THE TEXAS BUSINESS AND COMMERCIAL CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT’S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. 27.18 Governing Law. This Lease will be governed by and construed according to the laws of the State of Texas. 27.19 Financial Reports. Within 10 days after Landlord’s request, Tenant will furnish to Landlord, at Landlord’s option, either (i) Tenant’s most recent audited financial statements (including any notes to them), or (ii) Tenant’s most recent financial statements (and notes to them) that have been externally prepared by an independent certified public accountant or internally prepared by Tenant. Notwithstanding the foregoing, Landlord will not request such financial statements more than one time per calendar year except in connection with a bona fide sale or financing or Default by Tenant. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s Affiliates, attorneys, accountants and consultants, subject to the foregoing confidentiality requirements; (b) to Landlord’s lenders or prospective purchasers of the project, (c) in litigation between Landlord and Tenant, and (d) if required by court order. Notwithstanding the foregoing, Tenant shall not be required to comply with the requirements of this Section 27.19 for as long as Tenant stock is traded on a publicly recognized stock exchange. 27.20 Joint and Several Liability. If two or more parties execute this Lease as Tenant, the liability of each such party to pay all Rent and other amounts due hereunder and to perform all the other covenants of this Lease will be joint and several. 27.21 Signing Authority. If Tenant is a corporation, partnership or limited liability company, Tenant represents and warrants that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (a) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said

50 1493162.6 corporation or in accordance with the by-laws of said corporation, (b) if Tenant is a partnership, the terms of the partnership agreement, and (c) if Tenant is a limited liability company, the terms of its operating or limited liability company agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant will provide to Landlord a copy of: (i) if Tenant is a corporation, such resolution of the board of directors of Tenant authorizing the execution of this Lease on behalf of such corporation, which copy of resolution will be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the board of directors of said corporation and will be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating or limited liability company agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company. 27.22 Dates and Time. As used herein, the term “business day” shall mean all days, excluding Saturdays, Sundays and all days observed by either the State of Texas or the United States government as legal holidays. All references to “days” that do not specifically refer to “business days” will refer to calendar days. For purposes of determining dates under this Lease (a) a day that is a specified number of days after a given date will be the day that occurs the specified number of days after (but not including) the given date (so that, for example, the day that is 10 days after January 1 will be January 11); and (b) a day that is a specified number of months after a given date will be the day that occurs on the same day of the calendar month as the given date the specified number of months later (so that, for example, the day that is three months after January 15 will be April 15), except that if the day is the last day of a month, it will also be the last day of the month that is the specified number of months later (so that, for example, the day that is three months after January 31 will be April 30). If any date set forth in this Lease for the delivery of any document or the happening of any event should, under the terms hereof, fall on a day that is not a business day, then such date will be automatically extended to the next succeeding business day. 27.23 Counterparts; Facsimile Execution. This Lease may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter. 28. UTILITY SYSTEM ENHANCEMENTS. Notwithstanding anything in this Lease to the contrary, Landlord shall have the right, from time to time during the Term and subject to applicable Laws, to install energy- or water-related systems and equipment at the Project, including, without limitation, in the Common Areas of the Building (collectively, the “Utility System Enhancements”). Landlord shall be entitled to install, or cause to be installed, the Utility System Enhancements in and around the Building and the Premises as necessary for such enhancements to benefit the Project or any part thereof, provided that such enhancements do not materially impair Tenant’s use or enjoyment of the Premises. Tenant hereby agrees to reasonably cooperate with Landlord in connection with the foregoing. In the case of Utility System Enhancements that an independent engineer certifies in writing will, subject to

51 1493162.6 reasonable assumptions and qualifications, reduce the Building or Project’s consumption of utilities (“Projected Annual Savings”), Landlord may include the costs of such Utility System Enhancements, whether or not capitalized on Landlord’s books, as a Cost under Section 1.3(f) in accordance with the following: (a) The aggregate costs of such Utility System Enhancements shall be deemed reduced by the amount of any government, utility or other incentives for energy efficiency improvements actually received and that can be utilized by Landlord to defray the costs of such Utility System Enhancements, and shall further be reduced by any energy efficiency tax credits or similar sustainability-based tax incentives actually accruing to and that can be utilized by Landlord as a result of such Utility System Enhancements. (b) Beginning the month after such Utility System Enhancements are completed and placed in service, Landlord may include as a Cost, Tenant’s proportionate share of the aggregate costs of such Utility System Enhancements equivalent to 80% of the Projected Annual Savings that are anticipated to benefit Tenant, or if reasonably possible to calculate the actual savings that benefit Tenant. By way of example: If the aggregate costs of such Utility System Enhancements are $120,000 and the Projected Annual Savings are $15,000, then Landlord may include $12,000 annually ($1,000 monthly) as Cost for the duration of the Term. Notwithstanding the foregoing, in no event will Tenant’s cumulative Costs increase because of any Utility System Enhancements. 29. LETTER OF CREDIT 29.1 Basic Terms. “Letter of Credit” means a single irrevocable, standby letter of credit as security for the performance of the obligations of Tenant hereunder in a form consistent with the terms of this Section 29 in the initial amount of Five Hundred Seventy Five Thousand and 00/100 Dollars ($575,000.00) (the “L/C Amount”). If, during Months 1 – 37 of the Term, Tenant provides Landlord with sufficient evidence that Tenant has satisfied the “Financial Performance Threshold” (as defined below) and no Default of this Lease by Tenant has occurred beyond any applicable cure period (unless transmittal of notice of a Default of this Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such Default) (collectively, the “FPT L/C Amount Requirements”), the L/C Amount shall decrease to Two Hundred Eighty Thousand and 00/100 Dollars ($280,000.00) (“FPT L/C Amount”). “Financial Performance Threshold” means (a) Tenant’s free cash flow for a calendar year exceeds Ten Million and 00/100 Dollars ($10,000,000.00) and (b) Tenant’s liquidity ratio is greater then 1.5x. The term “free cash flow” means net cash flow from operations, less the net cash from investing, as described in Tenant’s SEC filings. The term “liquidity ratio” means current assets divided by current liabilities, as described in Tenant’s SEC filings. After Month 37 of the Term, provided no Default of this Lease by Tenant has occurred beyond any applicable cure period (unless transmittal of notice of a Default of this Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such Default), the L/C Amount will periodically decrease in accordance with this Section 29.1, including the schedule set forth below, with each period during which the L/C Amount is at a certain level being a “L/C Amount Period” and the months set forth below being the months after the Commencement Date. Notwithstanding the foregoing, until the last L/C Amount Period, with respect to any monetary or insolvency Default of this Lease by Tenant that has occurred beyond any applicable cure period (unless transmittal of notice of a Default of this Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such Default) (without limiting Landlord's other remedies under this Lease), the next applicable reduction of the L/C Amount will automatically be extended one full L/C Amount Period, and all subsequent reductions will be postponed for a corresponding period of time. For instance, if Tenant first commits a monetary or insolvency Default of this Lease that has occurred beyond any applicable cure period (unless transmittal of notice of a Default of this Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such Default), in the 39th month of the Term, the L/C Amount will not be decreased from $460,000.00 to $345,000.00 until the end of the 61st month of the Term, and will not be decreased from $345,000.00 to $230,000.00 until the end of the 73rd month.

L/C Amount Period* **(Months after the Commencement Date)**	**L/C Amount**	**FPT L/C Amount****
Deposit Date – 37	$575,000.00	$280,000.00
38 – 49	$460,000.00	$224,000.00
50 – 61	$345,000.00	$168,000.00
62 – 73	$230,000.00	$112,000.00
74 – 90	$115,000.00	$60,603.67

*The first L/C Amount Period will begin on the Deposit Date (defined below) and extend to the end of the 37th month after the Commencement Date, subject to postponement for monetary or insolvency Default described above. These changes in the L/C Amount or FPT L/C Amount for each L/C Amount Period may be delayed as set forth above, and Tenant will be responsible for causing any such modifications of the applicable Letter of Credit (including the reduction to FPT L/C Amount, if applicable) to be made at Tenant's sole cost.

**This column shall only apply if the FPT L/C Amount Requirements have been met and the L/C Amount has been reduced to the FPT L/C Amount.

29.2 Issuance. On or before the date that is three business days after the Date (the "Deposit Date"), and as a condition precedent to Landlord's obligations under this Lease, Tenant will deliver to Landlord the Letter of Credit issued in Landlord's favor by a bank or other financial institution acceptable to Landlord in Landlord's reasonable discretion (the "Issuer") in the initial L/C Amount, as set forth in Section 29.1. Landlord hereby approves Silicon Valley Bank as an Issuer. If Tenant fails to deliver the Letter of Credit on or before the Deposit Date, Landlord will have the right to terminate this Lease at any time prior to Tenant's delivery of the Letter of Credit as required by this Lease, and upon such termination, all rights and obligations under this Lease will no longer be in force and effect except to the extent that they expressly survive the expiration or earlier termination of this Lease. The Letter of Credit may be replaced

52

1493162.6

53 1493162.6 from time to time pursuant to this Section 29. Any Letter of Credit will be in a form reasonably acceptable to Landlord and consistent with the terms of this Section 29. At least five business days in advance of the issuance of any Letter of Credit or amendment thereto, Tenant will deliver a draft of the form of the applicable Letter of Credit or amendment thereto to Landlord, and Landlord will have the right to review and require modifications to such form during such five business day period to ensure that it conforms to the requirements of this Section 29 prior to issuance of the final Letter of Credit or amendment thereto. 29.3 Use and Restoration. If Tenant fails to perform any of its obligations under this Lease beyond applicable cure periods (unless transmittal of notice of a Default of this Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such Default), Landlord may, at its option, use, apply or retain all or any portion of the Letter of Credit proceeds for the payment of (a) any Rent in arrears; (b) any expenses Landlord may incur as a direct or indirect result of Tenant’s failure to perform that are recoverable under the terms of this Lease; and (c) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant’s failure to perform its obligations under the terms of this Lease that are recoverable under this Lease. If Landlord so uses or applies all or any portion of the Letter of Credit, Landlord may notify Tenant of such use or application, and Tenant will, within five days after the date of Landlord’s notice, restore the Letter of Credit to the amount required under this Lease. Tenant’s failure to so restore the Letter of Credit will constitute a Default by Tenant without an additional notice or cure period. 29.4 Transfers by Tenant. Tenant will not assign or encumber the Letter of Credit, except as may be expressly contemplated by this Section 29, without Landlord’s express prior written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance by Tenant unless Landlord has given such consent in advance. 29.5 Transfers and Assignments by Landlord. This Section 29 will also apply to subsequent grantees and transferees of Landlord. The Letter of Credit will provide both that it will be transferable and that the proceeds of the Letter of Credit will be assignable, in each case, one or more times by Landlord. (a) Landlord will have the right, at any time and from time to time, to transfer the Letter of Credit to any purchaser or lessee of the entire Building (including but not limited to a Transferee) or a lender of Landlord or of any such purchaser or lessee. Landlord will be responsible for the payment of any fees charged by the Issuer in connection with such transfer, provided that Tenant delivers such invoice to Landlord prior to the transfer. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Letter of Credit or any funds resulting from a draw thereon (and such new owner or lessee shall be obligated for return of the Letter of Credit or any funds resulting from a draw thereon in accordance with the provisions of this Lease). (b) Further, Tenant will, from time to time, cooperate with Landlord and any lender of Landlord to collaterally assign Landlord’s rights to receive the proceeds of the Letter of Credit to such lender or to secure the debt owed by Landlord to such lender with Landlord’s interest in the Letter of Credit or the proceeds thereof. Landlord or its lender

54 1493162.6 will be responsible for customary fees charged by the Issuer in connection with any such collateral assignment. 29.6 Replacement. If necessary and without notice from Landlord, Tenant will provide for replacements of the Letter of Credit to be issued and delivered to Landlord at least 30 days prior to the expiration of the then-effective Letter of Credit, time being of the essence and any such failure will constitute a Default by Tenant without an additional cure period, and Landlord will be entitled, without notice to Tenant, to draw the entire Letter of Credit prior to its expiration if the Letter of Credit is not timely replaced or renewed as set forth above. If Landlord draws the entire Letter of Credit due to Tenant’s failure to timely replace or renew the Letter of Credit, Tenant will provide a replacement Letter of Credit within five days after Landlord’s draw, whereupon Landlord shall immediately (but not later than five business days) refund to Tenant any funds held by Landlord that were drawn from the previous Letter of Credit and not applied as forth in Section 29.3. To the extent that Landlord is holding the proceeds of a Letter of Credit because of Tenant’s failure to timely replace or renew such Letter of Credit, Landlord may apply such proceeds to any Default of this Lease by Tenant. Landlord will have the right, at any time and from time to time, to transfer Landlord’s rights to such funds to any purchaser or lessee of the entire Building, and upon any such transfer, Tenant agrees to look solely to the new owner for the return of such funds. Notwithstanding the foregoing, Tenant shall deliver (a) a cash security deposit in the amount of the then-effective Letter of Credit, or (b) a replacement Letter of Credit in the same form and in the amount of the then-effective Letter of Credit from a bank or other financial institution acceptable to Landlord in Landlord’s sole and absolute discretion (the “Substitute Issuer”), within five days after any of the following occur: (i) the original Issuer enters into or becomes subject to any form of regulatory or governmental receivership or other similar regulatory or governmental proceeding, including any receivership instituted or commenced by the Federal Deposit Insurance Corporation or any other governmental agency responsible for the regulation and/or oversight of the original Issuer (in each instance, the “Bank Regulator”), is otherwise declared insolvent or downgraded by the Bank Regulator, or is placed on a Bank Regulator “watchlist”; or (ii) the Bank Regulator repudiates the Letter of Credit. 29.7 Landlord’s Ability to Draw. Subject to this Section 29, if a Default of this Lease by Tenant has occurred beyond any applicable cure period (unless transmittal of notice of a Default of this Lease by Tenant is barred by applicable Laws, in which case no such notice or cure period will be required with respect to such Default), including a failure to timely provide a replacement Letter of Credit, Landlord may, but will not be obligated to, draw on the Letter of Credit and apply the proceeds of any such draw to cure the Default of this Lease by Tenant or to apply such funds as otherwise permitted under this Section 29. Tenant will not have the right to call upon Landlord to draw upon all or any part of the Letter of Credit to cure any Default of this Lease by Tenant or to fulfill any obligation of Tenant, but instead, the decision to draw on the Letter of Credit will be solely in the discretion of Landlord. The Letter of Credit will be payable to Landlord upon presentation at the Issuer’s offices of a sight draft signed by Landlord, together with a separate certification of Landlord: (a) that the person signing the certification is duly authorized to do so, and (b) that (i) a Default of this Lease by Tenant exists and has continued beyond any applicable cure period under this Lease, (ii) Tenant has committed a Default under this Lease and the transmittal of notice of such Default is barred by applicable Laws, or (iii) Tenant has failed to deliver a replacement Letter of Credit to Landlord at least 30 days prior to

55 1493162.6 the expiration date of the Letter of Credit. Notwithstanding the foregoing, if the terms or requirements of the applicable Letter of Credit with respect to certifications, drafts or other documentation necessary for Landlord to draw on the Letter of Credit differ from that otherwise required by this Section 29, then Landlord will only be required to comply with the terms of the Letter of Credit and will not be required to comply with the terms of this Section 29 except to the extent consistent with the Letter of Credit. Nothing in this Section 29 will require Landlord to submit, or prohibit Landlord from submitting, partial draws of the Letter of Credit, it being acknowledged that Landlord may (but is in no way required to) draw the entire amount of the Letter of Credit to protect its interest in the funds resulting from such draw, provided that notwithstanding such right, the Letter of Credit will not be considered a security deposit upon Landlord’s receipt of such funds. 29.8 Return. Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, if Landlord has not drawn on the Letter of Credit, Landlord will deliver the Letter of Credit to Tenant or the Issuer, as Tenant may direct, after the expiration of the Term or such earlier date as provided in this Section 29. 29.9 Replacement Security Deposit; FPT Security Deposit. (a) At any time while the Letter of Credit is required to be in place pursuant to this Section 29, Tenant will have the right to replace the Letter of Credit with a cash deposit in the L/C Amount required at the time of replacement (the “Replacement Security Deposit”). Upon receipt of the Replacement Security Deposit, Landlord will return to Tenant, and reasonably cooperate to terminate, the Letter of Credit within a reasonable time after Landlord’s receipt of the Replacement Security Deposit. (b) After Month 37 of the Term, if Tenant provides Landlord with sufficient evidence that Tenant has satisfied the Financial Performance Threshold, Tenant will have the right to replace the Letter of Credit or reduce the Replacement Security Deposit to a cash deposit equal to Sixty Thousand Six Hundred Three and 67/100 Dollars ($60,603.67) (the “FPT Security Deposit”); provided, however, that Tenant will not have the aforementioned right if an uncured Default of this Lease by Tenant exists at such time. Upon receipt of the FPT Security Deposit, Landlord will return to Tenant, and reasonably cooperate to terminate (as applicable), the Letter of Credit or the difference between the amount of the Replacement Security Deposit and the FPT Security Deposit within a reasonable time after Landlord’s receipt of the FPT Security Deposit. (c) If Tenant elects to provide the Replacement Security Deposit or the FPT Security Deposit, then such deposit will be considered a Security Deposit and subject to Section 22. 30. RENEWAL OPTION 30.1 Exercise of Right. Subject to the terms and provisions of this Section 30, Tenant, at its option, may extend the Term for one period of five years at the end of the Initial Term (the “Renewal Term”). To exercise such option, Tenant must deliver written notice of the exercise

56 1493162.6 thereof (a “Renewal Notice”) to Landlord no earlier than 12 months and no later than 9 months prior to the expiration of the Initial Term. 30.2 Determination of Market Rental Rate. Within 10 business days after Tenant delivers a Renewal Notice, Landlord will notify Tenant (the “Rate Notice”) of the “Market Rental Rate” (as defined below). If Tenant agrees that the rental rate set forth in Landlord’s Rate Notice is the Market Rental Rate, such rental rate will be the Market Rental Rate for the purposes of this Section 30, and Base Rent for the Renewal Term will be the Market Rental Rate. If Tenant disagrees with the Market Rental Rate in the Rate Notice, then Tenant will have 10 business days after receipt of the Rate Notice to object to the rental rate in the Rate Notice by giving notice to Landlord. If Tenant fails to object within such 10 business-day period, Tenant will be deemed to have agreed that the Rate Notice contains the Market Rental Rate. If Tenant timely notifies Landlord of Tenant’s objection to the rate set forth in the Rate Notice, then Landlord and Tenant will, for a period of 10 business days from and after Tenant gives its objection to the Rate Notice, negotiate to determine a Market Rental Rate acceptable to both Landlord and Tenant. (a) Parties’ Brokers. If the parties are unable to agree upon the Market Rental Rate during such 10 business-day period, then, within three business days after the expiration of such 10 business-day period, Landlord and Tenant will each appoint their own licensed real estate broker who has at least 10 years’ full-time experience in commercial retail leasing in the northwest Austin, Texas market area (the “Parties’ Brokers”). The Parties’ Brokers will negotiate in good faith for 10 business days after the date that both Parties’ Brokers have been appointed to determine a Market Rental Rate acceptable to both Landlord and Tenant. If the Parties’ Brokers cannot reach agreement on the Market Rental Rate within such 10 business-day period, then within three business days after the expiration of such 10 business-day period, Landlord will deliver to Tenant a written determination of the Market Rental Rate as determined by Landlord and its broker using the criteria set forth below (“Landlord’s Determination”). Tenant will have three business days from the date of Landlord’s delivery of Landlord’s Determination to notify Landlord of Tenant’s acceptance of Landlord’s Determination or deliver to Landlord Tenant’s written determination of the Market Rental Rate using the criteria set forth below (“Tenant’s Determination”). If Tenant does not deliver Tenant’s Determination to Landlord within such three-business day period, Tenant will be deemed to have accepted Landlord’s Determination and the rental rate set forth in Landlord’s Determination will be the Market Rental Rate. If Tenant does deliver Tenant’s Determination within such three-business day period, then the Parties’ Brokers will have an additional seven business days from the date of delivery of Tenant’s Determination to negotiate a Market Rental Rate acceptable to both Landlord and Tenant. (b) Third Broker. If no agreement can be reached as to the Market Rental Rate within such seven-business day period, then, within three business days after such seven-business day period expires, the Parties’ Brokers will appoint a third broker (the “Third Broker”). The Third Broker will be a person who has not previously acted in any capacity for either party and who meets the same experience qualifications as required for the Parties’ Brokers. Within seven business days of his or her appointment, the Third Broker will review Landlord’s Determination and Tenant’s Determination of the Market

57 1493162.6 Rental Rate and such other information as he or she deems necessary and will select either Landlord’s Determination or Tenant’s Determination of the Market Rental Rate (but no other rate) as being more reasonable. The Third Broker will be instructed, in deciding whether Landlord’s Determination or Tenant’s Determination is more reasonable, to use the criteria as to the Market Rental Rate set forth below. The Third Broker will immediately notify the parties of his or her selection of the Landlord’s Determination or the Tenant’s Determination as being more reasonable, and then such selected determination will be the Market Rental Rate. Each of the parties will bear the entire cost of their own broker and one-half of the cost of the Third Broker. (c) Interim Rate. Notwithstanding anything in this Lease to the contrary, if no agreement can be reached as to the Market Rental Rate prior to the expiration of the Initial Term, Tenant shall pay Base Rent to Landlord in accordance with the rental rate set forth in Landlord’s Rate Notice (the “Interim Rate”) for the period (the “Interim Period”) beginning on the day immediately following the last day of the Initial Term, and ending on the date the Market Rental Rate is determined pursuant to this Section 30 (the “Determination Date”). If the amount of Base Rent Tenant paid to Landlord during the Interim Period, prorated based on the number of days in such period (the “Interim Base Rent”), is more than the amount Tenant would have paid if the Market Rental Rate had been in effect during such Interim Period, Landlord will credit such excess amount against the next payment(s) of Base Rent due from Tenant to Landlord. If the Interim Base Rent is less than the amount Tenant would have paid if the Market Rental Rate had been in effect during such Interim Period, Tenant will pay the deficiency to Landlord within 30 days after the Determination Date. 30.3 Market Rental Rate Defined. “Market Rental Rate” means the prevailing renewal rate then charged by landlords of comparable buildings in the northwest Austin, Texas market area, of comparable quality and age as the Building and for comparable space to tenants comparable to Tenant in size, credit quality and stature, and for a comparable period, and with comparable rental abatement and comparable tenant improvement allowance for renewal leases. 30.4 After Exercise. During the Renewal Term, all of the terms and provisions of this Lease will apply, except that (a) after the Renewal Term there will be no further right of renewal and (b) during the Renewal Term, Base Rent will be payable at the Market Rental Rate, as determined pursuant to this Section 30, multiplied by the Rentable Area of the Premises as of the commencement of the Renewal Term; provided, however, that notwithstanding anything in this Section 30 to the contrary, in no event will the Base Rent payable for any month in the Renewal Term be less than the Base Rent payable for the last month of the Initial Term. The “Term” of this Lease will include any properly exercised Renewal Term. 30.5 Limitations on Tenant’s Rights. Tenant will have no right to extend the Term, and Tenant’s Renewal Notice will be ineffective, if a Default exists at the time the Renewal Notice is given or at the time the Renewal Term is scheduled to commence. Any termination of this Lease terminates all rights under this Section 30. If Tenant is occupying less than 80% of the Premises due to an assignment of this Lease or subletting of the Premises other than a Permitted Transfer, all rights under this Section 30 will be terminated unless Landlord consents to the contrary in writing at the time of such subletting or assignment.

58 1493162.6 31. RIGHT OF FIRST OFFER 31.1 Terms of Right. If at any time after the Date and during the Term, any space adjacent to the Premises or located on the first floor of the Building (the “ROFO Space”) becomes available or is becoming available for lease, Landlord will notify Tenant that such ROFO Space is available for lease or is becoming available, and such notice will set forth the terms upon which Landlord is willing to lease the ROFO Space to prospective tenants; provided, however, the terms shall include that base rent for such ROFO Space shall be at the “Market Rental Rate” (as that term is defined in Section 31.2 below) (the “Offer Notice”). The ROFO Space shall not be deemed available or becoming available for lease to the extent (i) that it is subject to any rights or options in favor of any other parties that are superior to Tenant’s with respect to the ROFO Space as of the Date, and/or (ii) the ROFO Space is subject to a then- existing lease and the tenant under such then-existing lease is negotiating a modification, amendment, extension or renewal thereof (provided that the ROFO Space will be deemed available if such negotiations are terminated). Provided that a Default does not then exist, and subject to the provisions of this Section 31, Tenant will have ten business days after the receipt of the Offer Notice in which to deliver a written notice to Landlord exercising Tenant’s right to lease all, but not less then all, of the ROFO Space subject to the applicable Offer Notice (the “ROFO Acceptance Notice”). If Tenant delivers the ROFO Acceptance Notice to Landlord within such ten business day period, then Landlord and Tenant will promptly amend this Lease to include the ROFO Space on the terms stated in the Offer Notice. If Tenant fails to deliver the ROFO Acceptance Notice within such ten business day period, Tenant will be deemed to have rejected the Offer Notice. If Tenant rejects or is deemed to have rejected the Offer Notice, Tenant’s right of first offer with respect to the ROFO Space which is the subject of the Offer Notice will terminate and be of no further force or effect, and Landlord will be free to lease any or all of the ROFO Space that is the subject of the Offer Notice to any prospective tenant at any time after the earlier of the date Tenant rejects the Offer Notice or the expiration of such ten business-day period. Notwithstanding the foregoing, Tenant’s right of first offer with respect to the ROFO Space will be deemed a continuing right, and Landlord shall re-offer previously rejected (or deemed rejected) ROFO Space to Tenant if (A) no lease for such ROFO Space is actively being negotiated or has been executed with a third party within 12 months after Tenant’s rejection or deemed rejection of the Offer Notice, (B) Landlord changes the economic terms upon which it is willing to lease such ROFO Space to prospective tenants to an extent that either the per square foot average effective rental rate is less than 90% of the per square foot average effective rental rate contained in the original Offer Notice or the per square foot per year tenant improvement allowance that is more than 110% of that contained in the original Offer Notice, (C) Landlord is willing to accept a lease for less than 90% of the rentable area of the ROFO Space set forth in the original Offer Notice, and/or (D) after the expiration of an intervening lease to a third party when, in any such case, such ROFO Space once again becomes available. 31.2 Market Rental Rate Defined. “Market Rental Rate” means the prevailing rental rate then charged by landlords of comparable buildings in the northwest Austin, Texas market area, of comparable quality and age as the Building and for comparable space to tenants comparable to Tenant in size, credit quality and stature, and for a comparable period. 31.3 Limitations on Tenant’s Rights. Tenant will have no right to lease any ROFO Space and its ROFO Acceptance Notice will be ineffective if a Default exists at the time such

59 1493162.6 notice is given or at the time the amendment to this Lease is scheduled to be executed by Landlord and Tenant. Any termination of this Lease terminates all rights under this Section 31. Any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises terminates Tenant’s rights with respect to the ROFO Space, unless Landlord consents to such subletting or assignment or no such consent is required. 32. GENERATOR. Tenant shall have the right, at its sole cost and expense, to install a generator for Tenant’s use (a “Generator”), subject to Landlord’s reasonable approval. In the event that Tenant elects to install a Generator and obtains Landlord’s approval, Landlord and Tenant shall enter into an amendment to this Lease in order to address ownership, design, location, maintenance, liability and other issues related to such Generator. The installation of a Generator will be deemed a Tenant Alteration subject to Section 7.1 above. (Signatures on the Following Page)

A-1 1493162.6 PALOMA RIDGE EXHIBIT A PLAN DELINEATING THE PREMISES

B-1 1493162.6 PALOMA RIDGE EXHIBIT B LEGAL DESCRIPTION OF THE PROJECT Lots 1, 2, 3 and 4, block A, PALOMA RIDGE SUBDIVISION, a subdivision in Williamson County, Texas, according to the map or plat thereof, recorded under Document No. 2014011980 of the Official Public Records of Williamson County, Texas.

C-1 1493162.6 PALOMA RIDGE EXHIBIT C TENANT IMPROVEMENTS AGREEMENT 1. Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit C (“Work Letter”), the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated: (a) “Scheduled Commencement Date” means July 15, 2018. (b) “Commencement Date” means the date that is the earlier of (i) Landlord’s delivery of the Premises to Tenant with the Tenant Improvements Substantially Completed and (ii) the commencement of Tenant’s business operations in the Premises. (c) “Landlord’s Representative” means Eric Herron – Stream Realty and Jake Rome – Ascentris. (d) “Tenant’s Representative” means Josh Stout and Kevin Brown. (e) “Submission Date” means ten (10) days after the Date. (f) “Construction Allowance” means $1,209,510.00 (such amount being $45.00 multiplied by the Rentable Area of the Premises). It is the intention of the parties that Construction Allowance will be used to construct and install the Tenant Improvements throughout the entire Premises. (g) “Test Fit Allowance” means $2,150.24 (such amount being $0.08 multiplied by the Rentable Area of the Premises). (h) “Tenant Improvements” means all alterations, leasehold improvements and installations to be constructed or installed by Landlord for Tenant in the Premises according to this Work Letter. (i) “Preliminary Plans” means space plans and general specifications for the Tenant Improvements. (j) “Construction Documents” means complete construction plans and specifications for the Tenant Improvements. (k) “Substantially Completed” means completion of the Tenant Improvements to the extent that only minor construction details, which would not materially interfere with Tenant’s use and enjoyment of the Premises, require completion or correction.

C-2 1493162.6 (l) “Total Cost” means the total cost of preparing the Preliminary Plans and Construction Documents, obtaining all necessary permits, including, without limitation, any fee payable to the Texas Department of Licensing and Regulation (or any successor thereto), constructing and installing the Tenant Improvements in the Premises, providing any Building services required during construction (such as electricity and other utilities, refuse removal and housekeeping), and a construction management fee to Landlord in the amount of 3% of all other construction costs, which shall be subtracted from the Construction Allowance, provided in each case all such costs are included in the Cost Proposal (as defined below). 2. Landlord’s Obligations. (a) Landlord will deliver the Premises in the following condition: (i) HVAC: Systems (2) 150-ton units per building, installed and in-place with roof-top units, vertical and horizontal supply and return trunk, with fan-powered VAV’s as required for freeze protection and general cooling. (ii) Envelope: Building envelope will be complete with exterior insulated walls and roof meeting Austin Energy requirements for a One- Star Green building. Perimeter walls include batt-insulation, and screwed-in- place gypsum drywall. (iii) Electricity: 4,000 AMP 480Volt switchboard per building located in main electrical room located on first floor, with 800A at each of 2 tenant-use electrical rooms per floor. These rooms are also used for telephone/ data rooms and include vertical sleeves for vertical connectivity. (iv) Restrooms and Shower Rooms are completely finished with tile floor and wet-walls. All fixtures are installed to meet Austin Energy Green building One-Star level (15% better than code for water-consumption). (v) Sprinkler: Building is equipped with a full NFPA-13 light-hazard sprinkler-system including a fire-riser room and full code-compliant fire-alarm system. Shell areas with ceilings (lobbies, restrooms, showers, and core areas) include recessed and semi-recessed heads to meet fire-code. (b) In addition, Landlord will construct the Tenant Improvements according to this Work Letter and tender possession of the Premises to Tenant when the Tenant Improvements have been Substantially Completed. Tenant will accept the Premises when Landlord tenders possession, provided that the Tenant Improvements have been Substantially Completed. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord’s property upon installation and will remain Landlord’s property at the expiration or earlier termination of the Term.

C-3 1493162.6 3. Early Access. Landlord shall permit Tenant to enter the Premises two weeks prior to the Commencement Date so that Tenant may do such work as may be required to prepare the Premises for the conduct of business. If Tenant enters the Premises early, Tenant will work in harmony with Landlord and will not materially interfere with Landlord’s construction of the Tenant Improvements, or with the work of any other tenant or occupant. If at any time such access causes or threatens to cause material disharmony or interference, including labor disharmony, Landlord will have the right to request Tenant to vacate the Premises and attribute such delays as Tenant’s delays. At all times while Tenant is in occupation of the Premises prior to the Commencement Date, Tenant will be subject to and will comply with all of the terms and provisions of the Lease, except that no Base Rent, Operating Expenses, Additional Rent or other Rent, cost or expense except as otherwise expressly provided in this Work Letter will be payable by Tenant prior to the Commencement Date. No early access under this Paragraph 3 will change the Commencement Date or the Expiration Date. 4. Delayed Occupancy. If Landlord fails to tender possession of the Premises to Tenant according to Paragraph 2 above on or before the Scheduled Commencement Date (as it may be extended for “Force Majeure Delays,” as defined in Paragraph 14 below), Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that: (a) the Commencement Date will be extended automatically by one day for each day of the period after the Scheduled Commencement Date to the day on which Landlord tenders possession of the Premises to Tenant according to Paragraph 2 above, less any portion of that period attributable to Tenant’s delays as more particularly described in Paragraph 15 below; and (b) if the Commencement Date (as it may be adjusted because of Tenant’s delays) has not occurred on or before the date that is: (i) 45 days after the Scheduled Commencement Date, then Tenant will receive one day of abated Base Rent for each day that elapses after the 45-day period until the Commencement Date occurs, which abatement shall apply to Base Rent payments first coming due after the Commencement Date; and (ii) 120 days after the Scheduled Commencement Date, then at any time within 10 business days after such date (but before Landlord has tendered possession of the Premises as provided under Paragraph 2), Tenant will have the right to give Landlord notice of Tenant’s intent to terminate the Lease (“Tenant’s Termination Notice”), and if Landlord has not tendered possession of the Premises on or before the date that is 30 days after the date Landlord receives Tenant’s Termination Notice, the Lease will automatically terminate at the close of business on the 30th day after the date Landlord receives Tenant’s Termination Notice. Upon a termination under Paragraph 4(b) above, each party will, upon the other’s request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other under the Lease; all improvements to the Premises will become and remain the property of Landlord; and Landlord will refund to Tenant all sums paid to Landlord by Tenant in connection with the Lease, including, without limitation, any payments to Landlord of construction costs for the Premises. The extension of the Commencement Date and Tenant’s

C-4 1493162.6 termination and refund right described above will be Tenant’s sole and exclusive remedy for Landlord’s failure to deliver the Premises by the Scheduled Commencement Date or any delay in commencing or completing any of the Tenant Improvements, and Tenant expressly waives any other rights, claims or remedies on account of such failure. 5. Punch List. Tenant’s taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was Substantially Completed and in good order and satisfactory condition when Tenant took possession, except as to any items requiring correction or completion identified on a punch list prepared and signed by Landlord’s Representative and Tenant’s Representative after an inspection of the Premises by both such parties prior to Tenant taking possession, and except as to any latent defects of which Tenant notifies Landlord in writing within one year after the Commencement Date. Landlord will, within 10 days after execution of such punch list, begin correction or completion of any items specified on such punch list and will complete such work in a prompt and diligent manner. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter). 6. Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by three days’ prior written notice to the other party. 7. Preliminary Plans. Tenant has provided Landlord with all information necessary for preparation of the Preliminary Plans (“Design Information”). Promptly after receipt of all Design Information, Landlord will cause its architect to prepare the Preliminary Plans based on the submitted Design Information. Landlord will pay the cost of preparing the initial Preliminary Plans up to the amount of the Test Fit Allowance, which shall be subtracted from the Construction Allowance; any additional costs reasonably charged by architect in preparing the Preliminary Plans will be included in the Total Cost. Within five business days after receipt of the proposed Preliminary Plans, Tenant will either approve the same in writing or notify Landlord in writing of how the proposed Preliminary Plans are inconsistent with the Design Information and how the Preliminary Plans must be changed in order to overcome Tenant’s objections. Each day following the 5th business day after the proposed Preliminary Plans are submitted to Tenant until Tenant either approves them or delivers such notice of objections will be a day of Tenant’s delay. Upon receipt of Tenant’s notice of objections, Landlord will cause its architect to prepare revised Preliminary Plans according to such notice and submit the revised Preliminary Plans to Tenant. Upon submittal to Tenant of the revised Preliminary Plans, and upon submittal of any further revisions, the procedures described above will be repeated. If the

C-5 1493162.6 revised Preliminary Plans, or any further revisions, are consistent with the Design Information and all requirements identified in Tenant’s prior notice(s) of objections, then each day following Landlord’s receipt of Tenant’s notice of any additional objections until the day on which Landlord receives Tenant’s written approval of the Preliminary Plans will be a day of Tenant’s delay. 8. Cost Estimate. At such time as the Preliminary Plans that have been approved in writing by both Landlord and Tenant have been prepared, Landlord will obtain, and notify Tenant of, an estimate of the Total Cost based on the approved Preliminary Plans (“Cost Estimate”). If the Cost Estimate is less than or equal to Construction Allowance, then Tenant will be deemed to have approved the Cost Estimate. If the Cost Estimate is greater than Construction Allowance, then Tenant, at Tenant’s option, may either approve the Cost Estimate in writing or elect to eliminate or revise one or more items shown on the Preliminary Plans so as to reduce the Cost Estimate and then approve in writing the reduced Cost Estimate (based on the revised Preliminary Plans). If the original Cost Estimate is greater than Construction Allowance, then each day following the fifth (5th) business day after Tenant’s receipt of such Cost Estimate until the day Landlord receives Tenant’s written approval of the Cost Estimate (as the same may have been revised) will be a day of Tenant’s delay. 9. Construction Documents; Cost Proposal. At such time as the Cost Estimate has been approved (or deemed approved) by Tenant, Landlord will cause its architect and engineer to prepare the Construction Documents based strictly on the Preliminary Plans. The Construction Documents will be subject to Landlord’s approval and Tenant will be given an opportunity to review the Construction Documents to confirm that they conform to the Preliminary Plans. At such time as the Construction Documents have been so approved, reviewed and confirmed, Landlord will obtain bids for the construction or installation of the Tenant Improvements according to the Construction Documents and will notify Tenant of the proposed Total Cost based on such bids (“Cost Proposal”). The Cost Proposal may include a project contingency of up to 7.5% of the Total Cost (the “Project Contingency”). If the Cost Proposal is less than or equal to the Cost Estimate approved by Tenant, then Tenant will be deemed to have approved the Cost Proposal. If the Cost Proposal is greater than the Cost Estimate approved by Tenant, then Tenant, at Tenant’s option, may either approve the Cost Proposal in writing or elect to eliminate or revise one or more items shown on the Construction Documents so as to reduce the Cost Proposal and then approve in writing the reduced Cost Proposal (based on the revised Construction Documents). If the Cost Proposal approved by Tenant is greater than Construction Allowance, then Tenant will immediately deposit with Landlord an amount (“Construction Deposit”) equal to one-half of the difference between Construction Allowance and the approved Cost Proposal. Each day following the fifth (5th) business day after Tenant’s receipt of the Cost Proposal until the day on which Landlord has received Tenant’s written approval of the Cost Proposal (if required) and Landlord has received the Construction Deposit (if required) will be a day of Tenant’s delay. After Tenant’s approval of the Cost Proposal, Landlord may re-allocate costs between line items within the Cost Proposal as it deems necessary. Notwithstanding anything to the contrary herein, (a) funds may only be drawn from or applied against the Project Contingency to cover costs or expenses that otherwise meet the definition of Total Costs, were unforeseen at the time the Cost Proposal was delivered and are outside of Landlord’s reasonable control; (b) Landlord shall use commercially reasonable efforts to minimize the use of the Project Contingency; and (c) to the extent that Tenant has

C-6 1493162.6 deposited a Construction Deposit to cover the Project Contingency, upon completion of the Tenant Improvements, Tenant shall be reimbursed for any Project Contingency that is not spent in accordance with this Section 9. Notwithstanding the foregoing, if a proposed use of Project Contingency will reduce the remaining Project Contingency below 1.5% of the Total Cost, such use shall be approved in writing by Tenant (such approval not to be unreasonably withheld, conditioned or delayed). To the extent Tenant’s written approval is required for a proposed use of Project Contingency, each day following the second (2nd) business day after Tenant’s receipt of such proposed use of the Project Contingency until the day on which Landlord has received Tenant’s written approval or disapproval of the use of the Project Contingency will be a day of Tenant’s delay. 10. Construction of Tenant Improvements. At such time as Tenant has approved (or is deemed to have approved) the Cost Proposal and has made any required Construction Deposit, Landlord will cause the Tenant Improvements to be constructed or installed in the Premises in a good and workmanlike manner and according to the Construction Documents and all Laws. When the Tenant Improvements have been Substantially Completed and prior to Tenant’s occupancy of the Premises, Tenant will pay to Landlord the amount, if any, by which the Total Cost exceeds the sum of the Construction Allowance and the Construction Deposit (provided in each case all such costs are included in the Cost Proposal (or amendment to such final Cost Proposal) approved and signed by Tenant. Tenant will not be entitled to any credit if Construction Allowance exceeds the Total Cost. 11. Change Orders. Tenant may authorize changes in the work during construction only by written instructions to Landlord’s Representative on a form approved by Landlord. All such changes will be subject to Landlord’s prior written approval according to Paragraph 13 below. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, a change order (“Change Order”) identifying the total cost of such change, which will include associated architectural, engineering and construction contractor’s fees, and an amount sufficient to reimburse Landlord for overhead and related expenses incurred in connection with the Change Order. If Tenant fails to approve and agree to incur the cost of such Change Order within 10 business days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord’s receipt of Tenant’s approval and payment, Landlord will proceed to perform the change. Notwithstanding anything to the contrary elsewhere herein, in no event shall Tenant be obligated to pay for any work unless it is reflected and within the amount specified in a final Cost Proposal and/or Change Order(s) (or amendment to such final Cost Proposal and/or Change Order(s)) approved and signed by Tenant. 12. Additional Tenant Work. If Tenant desires any work in addition to the Tenant Improvements to be performed in the Premises (“Additional Tenant Work”), Tenant, at Tenant’s expense, will cause plans and specifications for such work to be prepared either by Landlord’s architect or engineer or by consultants of Tenant’s own selection. All plans and specifications for Additional Tenant Work will be subject to Landlord’s approval according to Paragraph 13 below. If Landlord approves Tenant’s plans and specifications for any Additional Tenant Work, Landlord will, subject to the following terms and conditions, grant to Tenant and Tenant’s agents a license to enter the Premises prior to the Commencement Date in order that Tenant may

C-7 1493162.6 perform or cause to be performed the Additional Tenant Work according to the plans and specifications previously approved by Landlord: (a) Tenant will give Landlord not less than five days’ prior written notice of the request to have such access to the Premises, which notice must contain or be accompanied by: (i) a description and schedule for the work to be performed by those persons and entities for whom such early access is being requested; (ii) the names and addresses of all contractors, subcontractors and material suppliers for whom such access is being requested; (iii) the approximate number of individuals, itemized by trade, who will be present in the Premises; (iv) copies of all contracts pertaining to the performance of the work for which such early access is being requested; (v) copies of all licenses and permits required in connection with the performance of the work for which such access is being requested; (vi) certificates of insurance naming Landlord and Property Manager as additional insureds and instruments of indemnification against all claims, costs, expenses, damages, suits, fines, penalties, actions, causes of action and liabilities which may arise in connection with such work; and (vii) assurances of the availability of funds sufficient to pay for all such work, if such assurances are requested by Landlord. Each of such matters will be subject to Landlord’s approval, which approval will not be arbitrarily withheld. (b) Such early access is subject to scheduling by Landlord. (c) Tenant’s agents, contractors, workers, mechanics, suppliers and invitees must work in harmony and not interfere with Landlord and Landlord’s agents in doing work in the Premises and in other premises and Common Areas of the Building, or the general operation of the Building. If at any time such entry causes or threatens to cause disharmony or interference, including labor disharmony, Landlord may immediately withdraw Tenant’s license for access. (d) If Landlord’s work in the Premises and Tenant’s work in the Premises (under such license granted by Landlord) progress simultaneously, Landlord will not be liable for any injury to person or damage to property of Tenant, or of Tenant’s employees, licensees or invitees, from any cause whatsoever occurring upon or about the Premises, and Tenant will indemnify and save Landlord harmless from any and all liability and claims arising out of or connected with any such injury or damage. (e) Tenant agrees that it is liable to Landlord for any damage to the Premises or the Building (including any portion of the work in the Premises) caused by Tenant or any of Tenant’s employees, agents, contractors, workers or suppliers. 13. Landlord’s Approval. All Preliminary Plans, Construction Documents and Change Orders, and any drawings, space plans, plans and specifications for any Additional Tenant Work or any other improvements or installations in the Premises, are expressly subject to Landlord’s prior written approval, such approval not to be unreasonably conditioned, delayed or withheld. Landlord may withhold its approval of any such items that require work which:

C-8 1493162.6 (a) exceeds or adversely affects the capacity or integrity of the Building’s structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems; (b) is not approved by the holder of any Encumbrance; (c) would not be approved by a prudent owner of property similar to the Building; (d) violates any agreement which affects the Building or binds Landlord; (e) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building’s systems; (f) Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term; (g) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises; (h) does not meet or exceed Building Standard; or (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building. 14. Force Majeure Delays. The Scheduled Commencement Date will be extended one day for each day that Landlord is delayed in tendering possession of the Premises with the Tenant Improvements Substantially Completed because of delays in obtaining permits from applicable governmental authorities and unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulation or the inability to obtain materials by reason of any of the foregoing, or other causes beyond Landlord’s reasonable control (“Force Majeure Delays”). 15. Tenant’s Delays. As provided in this Work Letter, the Commencement Date (and therefore Tenant’s obligation for the payment of Rent) will not occur until all work to be performed by Landlord has been Substantially Completed; provided, however, that if the Tenant Improvements are not Substantially Completed as a result of: (a) any of Tenant’s delays described in Paragraphs 7, 8 or 9 above; (b) Tenant’s selection of materials or installations as a part of the Tenant Improvements that are other than Building Standard materials or installations and result in additional procurement, construction or installation times; (c) any Change Orders or changes in any drawings, plans or specifications requested by Tenant as described in Paragraph 11 regardless of whether such Change Orders or other changes are approved by Landlord, to the extent progress of work to be performed by Landlord is halted;

C-9 1493162.6 (d) Tenant’s failure to review or approve in a timely manner any item requiring Tenant’s review or approval; (e) performance of any Additional Tenant Work or any failure to complete or delay in completion of such work; or (f) any other act or omission of Tenant or any vendors employed by Tenant to the extent continuing for more than one business day after notice from Landlord of such delay. then the Commencement Date will only be extended under Paragraph 4 above, if at all, until the date on which Landlord would have Substantially Completed the performance of such work but for such delays. 16. Exclusions. Notwithstanding anything to the contrary elsewhere herein, the Total Cost shall not include (and Tenant shall have no responsibility for and the Allowance shall not be used for) the following: (a) costs attributable to improvements installed outside the demising walls of the Premises; (b) costs for improvements which are not shown on or described in the Final Plans unless otherwise approved by Tenant in a written Change Order; (c) costs incurred due to the presence of Hazardous Material in the Premises or the surrounding area unless caused by Tenant; (c) attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (d) interest and other costs of financing construction costs; (e) costs incurred as a consequence of delay (unless the delay is caused by Tenant as set forth in Paragraph 15 above), construction defects or defaults by a contractor; (f) costs recovered by Landlord upon account of warranties and insurance; (g) penalties and late charges attributable to Landlord’s failure to pay undisputed construction costs; and (h) offsite management for other general overhead costs incurred by Landlord; (i) construction management, profit and overhead charges in excess of 3% of the total cost of the Tenant Improvements and (j) construction costs in excess of a final Cost Proposal and/or Change Order (or amendment to such final Cost Proposal and/or Change Order) approved and signed by Tenant. 17. General. No approval by Landlord or Landlord’s architect or engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications. Failure by Tenant to pay any undisputed amounts due under this Work Letter within 60 days after receiving a written invoice (or such other time period expressly provided in this Work Letter) including detailed supporting documentation for same will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant’s failure to perform any of its other obligations under this Work Letter will, after any applicable notice and expiration of any applicable cure period set forth in the Lease, constitute a Default under Section 20.1 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

D-1 1493162.6 PALOMA RIDGE EXHIBIT D OCCUPANCY ESTOPPEL CERTIFICATE THIS OCCUPANCY ESTOPPEL CERTIFICATE (“Certificate”) is given by EHEALTH, INC., a Delaware corporation (“Tenant”), to Ascentris-116b, LLC, a Colorado limited liability company (“Landlord”), with respect to that certain Lease Agreement dated _______________, 201__ (“Lease”), under which Tenant has leased from Landlord certain premises known as Suite _____ (“Premises”) of the building in the Paloma Ridge office project located at [________________], Austin, Texas (“Building”). In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows: 1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease. 2. Landlord first delivered possession of the Premises to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) on ____________, 201___. 3. Tenant moved into the Premises (or otherwise first occupied the Premises for Tenant’s business purposes ) on ____________, 201___. 4. The Commencement Date occurred on ____________, 201___, and the Expiration Date will occur on _____________, 20____. 5. Tenant’s obligation to make monthly payments of Base Rent under the Lease began (or will begin) on ____________, 201___. 6. Tenant’s obligation to make monthly estimated payments of Operating Expenses under the Lease began (or will begin) on ____________, 201___. 7. Tenant has no existing offset, credit, or defense to the payment of any Rent, except as follows:___________________________________________________. 8. There are no rights of renewal, first refusal, first offer, termination or any other similar rights in the Lease except as follows:___________________________________________________. 9. The person or persons executing this Estoppel Certificate covenant and warrant that such person or persons are duly appointed and currently serve in the offices indicated under their signatures and have full power and authority to execute this Estoppel Certificate on behalf of Tenant, and that when so executed, this Estoppel Certificate will be binding and enforceable against Tenant.

D-2 1493162.6 Executed this _____ day of _____________, 201___. TENANT: EHEALTH, INC., a Delaware corporation By: _____________________________________ Printed Name: _____________________________ Title: ____________________________________

E-1 1493162.6 PALOMA RIDGE EXHIBIT E RULES AND REGULATIONS 1. Rights of Entry. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification and Building access will be limited to entry card or key entry together with Landlord’s registration procedures. Landlord will have the right to enter the Premises after Business Hours to perform janitorial services, at all reasonable hours to clean windows and at any time, with reasonable prior notice to Tenant, to show the Premises to prospective tenants, lenders or purchasers. 2. Right of Exclusion. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, poses a safety risk to themselves or others, is intoxicated or under the influence of alcohol or drugs. No portion of the Building shall be used for the purpose of lodging rooms. 3. Obstructions. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the Building, or in the lobbies, corridors, doorways, vestibules, stairwells or other Common Areas. Landlord may remove, at Tenant’s expense, any such obstruction without notice or obligation to Tenant. Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, stairways or other Common Areas. 4. Refuse and Recycling. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Project, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, planters, landscaping areas, ducts or shafts of the Building. Tenant shall cooperate with property management in keeping the Premises neat and clean, and shall use commercially reasonable efforts to comply with any recycling or compost program established by Landlord for the Project, including separating waste into single stream (paper, plastic, metals), and disposing of electronic items (cell phones, computers, batteries, etc.) in designated bins. 5. Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Tenant shall cause its officers, partners and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord. 6. Keys; Locks. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant’s requirements. If Tenant desires additional keys they will be furnished by Landlord and Tenant will pay a reasonable charge for them. No duplicates of keys shall be made by Tenant. Tenant will not add or change existing locks on any

E-2 1493162.6 door in or to the Premises without Landlord’s prior written consent. If with Landlord’s consent, Tenant installs lock(s) incompatible with the Building master locking system: (a) Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas; (b) Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and (c) Tenant will, at the end of the Term and at Landlord’s request, remove such lock(s) at Tenant’s expense. (d) At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant’s possession. 7. Aesthetics. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without the property manager’s prior written approval, which may be withheld in it’s sole discretion. Landlord shall have the right to remove all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant at the expense of Tenant. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting following reasonable prior notice to Tenant at Tenant’s expense. 8. Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain the property manager’s prior written approval. Tenant will not place objects on the window sills that cause, in Landlord’s reasonable opinion, an aesthetically unacceptable appearance or affect the heating and cooling of the Building. 9. Directory Boards. Landlord will make every reasonable effort to accommodate Tenant’s requirements for the Building directory boards. The cost of changes to the directory board information identifying Tenant requested by Tenant subsequent to the initial installation of such information will be paid for by Tenant. 10. Project Control. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Project or any portion thereof during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Project and property in the Project. 11. Engineering Consent. All plumbing, electrical and heating, ventilating and air conditioning (“HVAC”) work for and in the Premises requires Landlord’s prior written consent to maintain the integrity of the Project’s electrical, plumbing and HVAC systems. 12. HVAC Interference. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system. No supplemental heating, air ventilation or air-conditioning equipment, including space

E-3 1493162.6 heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord. 13. Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed, and no unsuitable material shall be placed therein. Tenant will pay for all damages resulting from any misuse by Tenant of plumbing fixtures by Tenant. 14. Equipment Location. Landlord reserves the right to specify where Tenant’s business machines, mechanical equipment and heavy objects will be placed in the Premises to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building. Tenant will pay the cost of any required professional engineering certification or assistance. Any damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of Tenant. Tenant shall notify the property manager when safes or other heavy equipment are to be taken in or out of the Building and the moving shall be done only after receipt of property manager’s written permission on such conditions as required by Landlord. 15. Furnishings Location; Thermostats. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets, preventing personnel from servicing such units as routine or emergency access may require. The cost of moving such furnishings for Landlord’s access will be at Tenant’s expense. Tenant shall instruct its employees to refrain from adjusting thermostats. The lighting and air conditioning equipment of the Building will remain the exclusive charge of personnel designated by Landlord. 16. Machinery. No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers, servers, routers and related mainframe equipment, electric typewriters and word processing equipment, shall be operated on the Premises without the prior written consent of property manager, which shall not be unreasonably withheld or delayed. 17. Bicycles; Animals. Tenant will not bring into, or keep about, the Premises any motor vehicles, birds, reptiles, amphibians or other animals (other than registered service animals). Bicycles and vehicles may only be parked in areas designated for such purposes, unless otherwise agreed to by property manager in writing. 18. Carpet Protection. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors. 19. Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Project and will ensure that Tenant’s conduct will not impair the comfort or convenience of other tenants in the Project. Corridor doors, when not in use, shall be kept closed. No unattended children shall be allowed within the Project. 20. Elevators. Except as may be expressly permitted by property manager, only freight elevators (to the extent available) may be used for deliveries. Use of freight elevators after Business Hours must be scheduled with the property manager.

E-4 1493162.6 21. Deliveries. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may be reasonably designated by property manager. Such deliveries may not be made through any of the main entrances to the Project without property manager’s prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Project caused by any person making deliveries to the Premises on behalf of Tenant. 22. Moving. All movement of furniture and equipment into and out of the Building shall be scheduled through the property manager and conducted outside of Normal Business Hours unless otherwise agreed to in writing. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors as reasonably designated by property manager, and by movers or a moving company reasonably approved by property manager. When conditions are such that Tenant must dispose of crates, boxes, etc., it is the responsibility of Tenant to dispose of same outside of Normal Business Hours. Tenant will promptly pay Landlord the cost of repairing any damage to the Project caused by any person moving any such furniture, equipment or matter to or from the Premises. 23. Solicitations. Canvassing, soliciting and peddling in the Project are prohibited and Tenant will cooperate in preventing the same. 24. Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Project. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food; however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests. 25. Smoking. The smoking of cigarettes, cigars, pipes, e-cigarettes, vaporizers, etc. is STRICTLY PROHIBITED within 25 feet of a building and anywhere in the interior of the Building including the Premises. The only designated smoking areas will be specifically designated by Landlord. Standing ash trays will be provided. 26. Noise & Odor. Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them. 27. Chemical Storage. All chemicals, paints or other similar materials must be stored either in a fire proof cabinet in compliance with all Laws, including all applicable fire codes, or in a location outside the Building. Nothing in this paragraph will permit Tenant to violate Section 4 of the Lease. 28. Flammable Activities. Tenant shall not do, or permit anything to be done in or about the Building or Project, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Project, or on property kept therein or otherwise increase the

E-5 1493162.6 possibility of fire or other casualty. No grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises. Tenant shall not use or keep in the Building any flammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials without the prior written approval of the property manager. 29. Wall Penetrations. No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, poster boards, etc. on interior walls) shall be driven into or inserted in any part of the Building (including doors) except as approved by property manager. 30. Storage Near Ceiling. Tenant may not store any materials within 18 inches (or any greater distance prescribed, from time to time, by Laws, including applicable fire codes) of the ceiling of the Premises. 31. Utility Conservation Best Practice. To ensure that the Building’s utility and energy efficiency features perform as optimally as possible, Tenant shall: (i) annually check caulking around doors, windows, joints and trim – quickly report issues to property management; (ii) replace the air filters at least as frequently as manufacturer’s recommendation; (iii) quickly report and water leaks to property management; (iv) assess durability risks to the Premises, including high moisture or humidity areas for mildew, high traffic areas for wear and tear, etc., and; (v) use best efforts to help meet Project-wide energy use reduction goals and minimize unnecessary use of electricity, water, heating and air conditioning, including recommended use of window shades and curtains to keep out summer head and keep in winter warmth. To the extent available, Tenant shall provide Landlord’s consultants with access to utility usage data to assist with Landlord’s utility consumption and greenhouse gas benchmarking initiatives. 32. Weapons. Possession of a firearm or other weapon is STRICTLY PROHIBITED anywhere in the interior of the Building including the Premises. Nothing in this paragraph will prohibit Tenant from carrying Mace or pepper spray for personal defense. In these Rules and Regulations, “Tenant” includes Tenant’s employees, agents, invitees, licensees, customers and others permitted by Tenant to access the Project. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment shall from time to time be necessary or advisable for the optimal operation of the Building or the Project, providing that such rules and regulations are in writing and uniformly applicable to all other tenants of the Project. Such rules and regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing. In the event of any inconsistency between these rules and regulations and the terms of the Lease, the terms of the Lease shall control.

F-1 1493162.6 PALOMA RIDGE EXHIBIT F TELECOMMUNICATIONS RULES These Telecommunications Rules apply to Tenant’s use of the Building and the Project outside of the Premises, including, without limitation, the telecommunications closets (each, a “TC”) on each floor of the Building, the space above the finished or drop ceiling above the Premises, the space in the Common Areas and roof space. Any questions about what is allowed in the Building should be directed to Property Manager. A. WRITTEN AGREEMENT REQUIRED. 1. Landlord shall allow: (1) the local exchange carrier (“LEC”) to bring services (which may include but not be limited to electronic equipment) directly into Tenant's Premises electrical and/or communication closet, (2) the LEC to run Tenant's generator/UPS backup electrical circuit to the LEC's equipment in the common Building communication area(s) as required. 2. Tenant will be required to secure Property Manager’s approval (such approval not to be unreasonably delayed, conditioned or withheld) before installing any cable or wire outside the Premises and/or in, through or to any TC. 3. Before any new installations are commenced, even if Tenant has existing facilities in the Building, either Tenant or Tenant’s telecommunications provider must enter into an agreement with Landlord, with the form and substance of such agreement being acceptable to Landlord, in its sole discretion. Wires or cable installed without such agreement are subject to removal by Property Manager, at Tenant’s sole cost. 4. Neither Landlord, Property Manager nor any of their respective employees, contractors or agents will be responsible for any damage or theft to Tenant equipment. B. INSTALLATION AND OTHER WORK. 1. Tenant will give Property Manager prior notice, in writing or by email, of all times that Tenant will work in or will have work done in the TC, on the roof, or outside the Premises. Such notice will include the purpose and detail of the work to be done, as well as the day and time the work will be performed. 2. All welding and/or core drilling or installation of equipment on the roof must be approved by Property Manager in writing prior to any of the work being started. Property Manager will require drawing(s) and detailed information on any welding and/or core drilling or installation of equipment on the roof. Property Manager requires a minimum of one week for this review process. All floors requiring core drilling must be x-rayed to determine placement of core drill locations. Property Manager reserves the right, in its sole and absolute discretion,

F-2 1493162.6 to deny approval of any requested core drilling or welding, and Property Manager will have the right to supervise any and all such drilling and/or welding. C. LOCATION OF EQUIPMENT. 1. No Tenant-owned or leased telecommunications equipment (i.e., PBXs key service units, hubs, bridges, amplifiers/paging equipment, routers, cable TV, security systems, patch panel or storage of any kind) will be located in a TC; provided, however, Tenant-owned or leased telecommunications equipment may be permitted in a designated TC if Tenant agrees to pay for any space outside of the Premises and provide proper cooling, as further agreed upon by the parties in writing. Generally, the TC’s are not designed to handle the operation of electronic computing or communication equipment, but only to allow Tenant to connect to carrier or provider service. 2. All telecommunications equipment (including blocks and brackets) owned and controlled by Tenant will be located in the Premises, and Tenant will be solely responsible for control of access to, security of and maintenance of such equipment. Notwithstanding the foregoing, if Tenant has already installed its equipment in a TC, it will not be required to remove it, but if Tenant relocates or expands the Premises within the Building, it will be required to move its telecommunications equipment into the Premises. 3. All station wiring for individual telephones, fax machines, modems, Local Area Networks (each a “LAN”) and similar equipment will be terminated within the Premises. No LAN equipment, such as concentrators and patch panels, will be installed in a TC; provided, however, Tenant-owned or leased LAN equipment may be permitted in a designated TC if Tenant agrees to pay for any space outside of the Premises and provides proper cooling, as further agreed upon by the parties in writing. 4. Any equipment to be placed on the roof must be approved in writing by Property Manager as to weight, specification, placement, mounting assembly and any other pertinent features. Any roof penetrations require the written approval of Property Manager with the work to be performed by Property Manager’s designated roofing contractor, and supervised by the Project’s chief engineer, all at Tenant’s expense. No rooftop equipment may be located as to be visible from any location in the Project. If impossible to maintain clear from view then screening must be submitted and approved. D. SPECIFICATIONS. 1. If Tenant has not yet occupied the Premises, Tenant will install, or cause to be installed, at Tenant’s sole cost, a minimum of 3/4” non-combustible plywood back board for mounting wiring blocks, telephone system and other peripheral equipment. The backboard must be painted with two coats of fire retardant paint

F-3 1493162.6 matching Tenant’s room decor. A wall-to-floor mounted rack designed for this purpose may be substituted for the backboard at Tenant’s expense. 2. [RESERVED] 3. All Tenant horizontal cabling installed within the Premises will be installed as per TIA/EIA 568-A standards unless otherwise approved in writing by Property Manager. 4. All wire and cable installed above ceilings will be plenum-rated cable or “limited combustion” cable known as “FEP-rated” cable, be properly supported or attached to the Building on their own hangers designed specifically for low voltage wire support, and be labeled with Tenant’s name, contact person and telephone number or otherwise reasonably organized. Tenant will install, or cause to be installed, all wires, cables and their connections installed in compliance with all applicable governmental codes, rules, regulations and laws. 5. Tenant will cause all new installations in common areas of the Project to be contained in raceway (EMT or rigid conduit) or cable tray with the outside of the raceway or cable tray properly located in accordance with the aforementioned standards. Tenant can be exempt from using raceway if and only if such exemption is specifically contained in a written license agreement referred to in Section A.3 of this Exhibit F. 6. If a pull box is required because of distances or bends, a locking pull box must be installed. The pull box must identify Tenant, the pull box’s contents and a contact person. E. PLANS AND DIAGRAMS. 1. Tenant will provide Property Manager with a wiring diagram (including a riser diagram) of the Premises showing all cable numbers and locations upon completion of any new cable systems installation. Tenant will provide Property Manager with a set of as-built drawings upon completion of any new cable systems. Tenant must update such drawings with any changes, deletions or additions to Tenant’s service and/or equipment during the Term. 2. Tenant will provide to Property Manager a diagram of any existing cabling in the Premises, showing locations and numbers. This information will be submitted to Property Manager prior to the space being vacated. F. REMOVAL. 1. Wires and cables installed by or for Tenant will be removed at the expense of Tenant at the end of the Term, unless Landlord agrees otherwise in writing. Failure to comply with this requirement could lead to Property Manager removing the wires, cabling and/or equipment and charging Tenant and/or could lead to

F-4 1493162.6 Tenant being cited and fined by the local Building Department and/or Fire Department. 2. All wires, cables and associated equipment installed by or for Tenant that are “abandoned in place” (as that phrase is defined by the 2002 and/or 2005 National Electric Code (“NEC”)) will be removed by Tenant immediately after the wires, cables and/or equipment becomes abandoned in place. Tenant will not wait until the expiration of the Lease to remove abandoned wires, cabling and equipment. 3. Any unidentified or terminated cable and/or equipment located in the Project and outside of a tenant’s premises, including in a TC or on the roof, becomes the property of Landlord and, as such, can be removed and disposed by Property Manager at its sole discretion. G. INSTALLATION AND USE OF WIRELESS TECHNOLOGIES. Tenant will not utilize any wireless communications equipment (other than usual and customary cellular telephone and customary Wi-Fi internet technology), including antennae and/or satellite receiver dishes, within the Premises, the Building and/or the Project without Landlord’s prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord’s financial interests and the interests of the Project, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs. Such consent may be in the form of a telecommunications license agreement (“Telecommunications Agreement”) between Landlord and Tenant. The Telecommunications Agreement must be executed before Tenant will be permitted to install and/or operate any non-customary wireless system in the Project or in the Premises. Such wireless systems would include, without limitation, a metropolitan wireless network between buildings, a building antenna system to boost and enhance operation of cellular (analog and/or digital) phones or any wireless system with transmission capability. If Tenant uses any telecommunications services that use electricity in excess of those provided by Landlord according to Section 5.1 of the Lease, such excess will be subject to Section 5.2 of the Lease. H. LIMITATION OF LIABILITY FOR EQUIPMENT INTERFERENCE. In the event that telecommunications equipment, wiring and facilities, or satellite and antennae equipment of any type installed by or at the request of Tenant within the Premises, on the roof, or elsewhere within or on the Project causes interference to equipment used by another party, Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment, which remedies the situation. If such interference persists, Tenant, Landlord and such other party shall coordinate to allow all parties use of necessary telecommunications equipment. Notwithstanding the foregoing, nothing contained in this subparagraph shall be deemed as granting Tenant permission to install any of the foregoing referenced equipment unless Tenant shall have first obtained Landlord’s written consent, not to be unreasonably withheld, and otherwise complied with the provisions of the Lease.

F-5 1493162.6 I. ACCESS TO AREAS OUTSIDE THE PREMISES. Except as expressly stated herein, the Lease does not give Tenant the right to access any areas outside of the Premises (such as space above the drop ceiling within the Premises, ceiling above hallways, dedicated telecommunications/electrical power closets, utility risers, etc.) for purposes of installation of any telecommunications equipment (referred to herein as the “Project Telecommunications Areas”). The Project Telecommunications Areas are critical space for the Building systems and are not intended for installation of Tenant’s, vendors’ or service providers’ equipment. However, Landlord, upon Tenant’s written request subject to availability and any other reasonable conditions that Landlord may impose, may approve Tenant’s use of certain Project Telecommunications Areas for the purposes of installation of cabling or wiring from one area of the Premises to another. In the event that Tenant desires such use and Landlord approves the same, Tenant’s right to use any portion of the Project Telecommunications Areas will be subject to Tenant and Landlord entering into a Telecommunications Agreement. The Telecommunications Agreement must be executed before Tenant will be permitted to install any cabling or other equipment in any portion of the Project Telecommunications Areas. Notwithstanding anything to the contrary contained herein, in any Telecommunications Agreement or in the Lease, any cabling installed in the Premises or elsewhere in the Project by or for the use of Tenant will be removed by Tenant, at Tenant’s sole cost, at such time that the cabling is no longer in use. J. GENERALLY. 1. Tenant and its employees, contractors and agents will comply with Property Manager’s sign-out/sign-in system for access to the TC’s located outside the Premises and/or the roof. 2. All capitalized terms not defined herein have the meanings given them in the Lease. In the event of any conflict or ambiguity between the terms of these Rules and the Lease, the terms of the Lease will govern. 3. These Rules may be updated, amended or otherwise modified from time to time in the discretion of Landlord. 4. All contractors will comply with the Project contractor’s rules and regulations.